Exhibit 10.1

NOTE PURCHASE AGREEMENT

OPKO Health, Inc.

4400 Biscayne Blvd.

Miami, Florida 33137

Ladies and Gentlemen:

Each of the undersigned (each, including its successors and assigns, a “Purchaser” and collectively, the “Purchasers”) hereby confirms its agreement with you as follows:

1.	This Note Purchase Agreement (this “Agreement”) is made as of January 25, 2013, by and among OPKO Health, Inc., a Delaware corporation (the “Company”), and each purchaser identified on the signature pages hereof (each, including its successors and assigns, a “Purchaser” and collectively, the “Purchasers”).

2.	The Company and each Purchaser is executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 of Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “Commission”) under the Securities Act. Each Purchaser is a “qualified institutional buyer” as defined in Rule 144A under the Securities Act or an “accredited investor” as defined in Regulation D.

3.	Subject to the terms and conditions of the Agreements (as defined below), the Company has authorized the issuance and sale for cash of up to $175,000,000 aggregate principal amount of 3.00% Convertible Senior Notes (the “Notes”), to be issued pursuant to the Indenture, to be dated as of the Closing Date (as defined in Section 1.1 of Annex B hereto), among the Company and Wells Fargo Bank, N.A. (the “Trustee”), as trustee thereunder, substantially in the form attached as Annex D hereto (the “Indenture”). As further described in the Indenture, the Notes shall mature February 1, 2033, bear interest on the unpaid balance thereof from the date thereof until the principal thereof shall have become due and payable (whether by acceleration or otherwise), and shall be convertible into shares of common stock, par value $0.01 per share (the “Common Stock”) of the Company.

4.	The Company will, subject to the terms of this Agreement (including the terms and conditions set forth in Annex C), file one or more shelf registration statements with respect to the resale of the Notes and Common Stock issuable upon conversion of the Notes, upon the terms and conditions hereinafter set forth.

5.	At the Closing, the Company will, subject to the terms of this Agreement (including the terms and conditions set forth in Annex B), issue and sell to the Purchaser and the Purchaser will buy from the Company, upon the terms and conditions hereinafter set forth, the principal amount of Notes shown on the signature page hereof.

The Company is simultaneously entering into this same form of purchase agreement with certain other investors (the “Other Purchasers”) and expects to complete sales of the Notes to them. The Purchaser and the Other Purchasers are hereinafter sometimes collectively referred to as the “Purchasers,” and this Agreement and the purchase agreements executed by the Other Purchasers are hereinafter sometimes collectively referred to as the “Agreements.”

6.	The Notes purchased by each Purchaser will be delivered by electronic book-entry through the facilities of The Depository Trust Company (“DTC”), to an account specified by each Purchaser set forth below, and will be released by the Trustee, at the written instruction of the Company, to such Purchaser at the Closing (as defined below).

[Signature Pages to Follow]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.

OPKO Health, Inc.

By:
Name:
Title

Signature Page

Print or Type:
Name of Purchaser (Individual or Institution)

Jurisdiction of Purchaser’s Executive Offices

Name of Individual representing Purchaser (if an Institution)

Title of Individual representing Purchaser (if an Institution)

$
Principal amount of Notes to Be Purchased

Number of shares of Common Stock beneficially owned by Purchaser on the date hereof[1]

Signature by:	Individual Purchaser or Individual representing Purchaser:

Address:

Telephone:

Facsimile:

E-mail:

[1]	Include all shares of Common Stock, and all securities convertible into Common Stock on an as-converted basis, held by the Purchaser and all of its affiliates.

Signature Page

SUMMARY INSTRUCTION SHEET FOR PURCHASER

(To be read in conjunction with the entire Note Purchase Agreement.)

Complete the following items in the Note Purchase Agreement:

1.	Provide the information regarding the Purchaser requested on the signature page and Purchaser Questionnaire attached as Annex A to the Note Purchase Agreement (the “Purchaser Questionnaire”). The Note Purchase Agreement must be executed by an individual authorized to bind the Purchaser.

2.	On or prior to 8:00 A.M. New York time on January 30, 2013, return an executed original Note Purchase Agreement or a facsimile transmission (or other electronic transmission) thereof and the completed and executed Purchaser Questionnaire and a completed and executed tax withholding form to:

Charles Glazer

cglazer@jefferies.com

Jefferies & Company, Inc.

520 Madison Avenue, 12th Floor

New York, New York 10022

Purchasers who send a facsimile transmission (or other electronic transmission) on or prior to such deadline must also submit an original via courier as soon thereafter as practicable.

3.	On or prior to 9:00 a.m., New York City time, on the Closing Date (as defined in the Purchase Agreement), Purchaser shall transfer the amount indicated below such Purchaser’s name on the applicable signature page to the Note Purchase Agreement above the title “Principal Amount of Notes to be Purchased”, in United States dollars and in immediately available funds, by wire transfer to the account of Jefferies & Company, Inc., as the Company’s closing agent (in such capacity, the “Closing Agent”).

4.	On or prior to 10:00 a.m., New York City time, on the Closing Date, each Purchaser must instruct its custodian(s) to post a DWAC Deposit request for such Purchaser’s purchase of the Notes.

5.	Following the confirmation by the Closing Agent that the conditions set forth in the Purchase Agreement, other than with respect to the issuance of and delivery of the Notes, have been satisfied or waived, (i) the Closing Agent shall disburse on the Closing Date funds received by the Closing Agent on behalf of the Company (net of the agreed amount of fees and expenses of the placement agents) by wire transfer of immediately available funds to an account specified by the Company in accordance with the Company’s written wire instructions (which shall be provided to the Closing Agent by the Company at least one day prior to the Closing Date) and (ii) the number of Notes purchased by each Purchaser (as specified on such Purchaser’s signature page hereof) to be issued and delivered by electronic book entry through the facilities of DTC to the account specified by such Purchaser in its Purchaser Questionnaire will be released by the Trustee, at the written instruction of the Company, to such Purchaser upon receipt of Purchaser’s DWAC deposit request.

6.	Please note that all wire transfers must be sent to the following account and the name of the purchasing entity must be included in the wire:

Wire Information
ABA Number:	021000018
Bank Name:	The Bank of New York
Account Name:	Jefferies & Co., Inc.
Account Number:	8900652772
Re:	OPKO Health, Inc.

The Closing Agent will notify each Purchaser once the transaction has closed. Each Purchaser must instruct its custodian(s) to post a DWAC Deposit in order to receive Notes on the Closing Date.

7.	If you have any questions, please contact Charles Glazer at (212) 336-7360.

ANNEX A

OPKO HEALTH, INC.

PURCHASER QUESTIONNAIRE

Pursuant to Section 1.4 of Annex B of the Agreement, please provide us with the following information:

Legal Name of Purchaser (i.e., Fund Name):

Address of Purchaser:

Attention:

Telephone Number:

Fax Number:

NOMINEE/CUSTODIAN (Name in which the Notes and, if applicable, Conversion Shares are to be registered if different than name of Purchaser):

DTC Number:

Tax I.D. Number or Social Security Number:
(If acquired in the name of a nominee/custodian, the taxpayer I.D. number of such nominee/custodian)

Person To Receive Copies of Transaction Documents:

Name:

Telephone Number:

Email:

Operations Contacts:

Primary:

Telephone Number:

Email:

Secondary:

Telephone Number:

Email:

Tax Withholding Form Attached (indicate type):

☐	W-9 if U.S. Purchaser

☐	W-8 if Non-U.S. Purchaser

Each Purchaser must be a “qualified institutional buyer” as defined in Rule 144A under the Securities Act or an “accredited investor” as defined in Rule 501 under the Securities Act. Indicate type as applicable to Purchaser:

☐	Qualified Institutional Buyer

☐	Accredited Investor

*** Please note that if you are sub-allocating to multiple funds, you must complete one of these forms for each fund.

Annex A-1

ANNEX B

NOTE PURCHASE AGREEMENT

TERMS AND CONDITIONS

1. Delivery of the Notes at the Closing; Termination.

1.1 Closing. The closing of the purchase and sale of the Notes (the “Closing”) shall occur at the offices of Akerman Senterfitt, One Southeast Third Avenue, 25th Floor, Miami, Florida 33131, on the third business day following the execution of the Agreements or on such later date or at such different location as the parties shall agree in writing, but not prior to the date that the conditions for Closing set forth below have been satisfied or waived by the appropriate party (the date of such Closing being referred to herein as the “Closing Date”).

1.2 Closing Deliveries. At the Closing, (a) the Purchaser shall pay, in immediately available funds, the full amount of the purchase price for the Notes being purchased hereunder by wire transfer to the account specified by the Closing Agent and (b) delivery of the Notes, dated as of the Closing Date and in such principal amount as is being purchased by each Purchaser, shall be made through the facilities of The Depository Trust Company (“DTC”) in accordance with DTC procedures for book-entry settlement representing the principal amount of Notes and bearing an appropriate legend referring to the fact that the Notes were sold in reliance upon the exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”), provided by Section 4(a)(2) thereof and Rule 506 thereunder. The Closing Agent shall hold such certificates in escrow for the benefit of the Company until released by the Company for issuance and sale as provided in this Section 1.2. The name(s) in which the book-entry Notes are to be registered are set forth in the Purchaser Questionnaire attached as Annex A to the Agreement.

1.3 Closing Mechanics.

(a) One business day prior to the Closing, Jefferies & Company, Inc., (“Jefferies”) as closing agent (in such capacity, the “Closing Agent”) will contact the contact person for the Purchaser to confirm the closing mechanics set forth herein.

(b) On or before 9:00 a.m., New York City time, on the Closing Date, the Purchaser will pay the full amount of the purchase price for the Notes being purchased hereunder to the Closing Agent as required by Section 1.2. In the event that the Purchaser shall fail to deliver all or any portion of the purchase price for the Notes being purchased on or before 9:00 a.m., New York City time, on the Closing Date as required by Section 1.2, the Closing Agent shall be permitted (but shall not be obligated), in its sole discretion, to fund the purchase price for the Notes being purchased on behalf of the Purchaser; provided, however, that the funding of the purchase of any Notes by the Closing Agent pursuant to this Section 1.3(b) shall not relieve the Purchaser of any liability that it may have to the Company or the Closing Agent pursuant to this Agreement or for the breach of its obligations under this Agreement. In any such case in which the Closing Agent, in its sole discretion, has elected to fund the purchase price for the Notes being purchased on behalf of the Purchaser, if the Purchaser has not fulfilled its

Annex B-1.

obligation to purchase the Notes as set forth herein within two business days of the Closing Date, the Closing Agent shall thereafter be entitled to retain the certificates representing the Notes and, if so requested by the Closing Agent, the Company shall transfer registration of such Notes to or as directed by the Closing Agent.

(c) In the event that the Closing Agent shall have funded the purchase of the Notes on behalf of the Purchaser under the circumstances set forth in clause (b) above, such Purchaser shall be obligated to repay the Closing Agent in exchange for the release of the Notes to the Purchaser at a purchase price for the Notes equal to 100% of the purchase price for the Notes being purchased by such Purchaser, plus accrued interest from the Closing Date; provided, however, that if the Closing Agent has funded such purchase on behalf of the Purchaser, and the Purchaser subsequently makes payment to the Closing Agent before 9:00 a.m., New York City time, on the Closing Date, the Purchase Price shall equal the purchase price for such Notes plus an amount equal to the Closing Agent’s cost of intraday funds for such purchase.

(d) The receipt of funds by the Closing Agent from the Purchaser shall be deemed to be irrevocable instructions from such Purchaser to the Closing Agent that the conditions to the Closing have been satisfied.

(e) Funds received by the Closing Agent on behalf of the Company pursuant to this Section 1 (or funded by the Closing Agent in its sole discretion pursuant to Section 1.3(c)) will be held in trust and not as property or in the title of the Closing Agent. On the Closing Date, or as soon as reasonably practicable thereafter, the Closing Agent shall disburse such funds (net of the agreed amount of fees and expenses of the placement agents) by wire transfer of immediately available funds in accordance with the Company’s written wire instructions (which shall be provided to the Closing Agent at least one business day prior to the Closing Date), unless otherwise agreed to by the Company and the Closing Agent.

(f) Upon receipt of the purchase price from the Purchasers, the Closing Agent will cause the delivery of such funds to the Company, pursuant to written instructions from the Company (which shall be provided to the Closing Agent at least one business day prior to the Closing Date). Immediately following the Company’s receipt of such funds, the Notes purchased by the Purchaser (as specified on the signature page hereof) will be issued by the Company and delivered by electronic book-entry through the facilities of DTC to the account specified by the Purchaser on the Purchaser Questionnaire and will be released by the Trustee, at the written instruction of the Company, to such Purchaser at the Closing and upon receipt of the Purchaser’s DWAC deposit request.

1.4 Conditions to the Company’s Obligations. The Company’s obligation to complete the purchase and sale of the Notes and deliver such Notes by global certificate or by book-entry to the Purchaser at the Closing shall be subject to the following conditions, any one or more of which may be waived by the Company:

(a) receipt by the Company of same-day funds in the full principal amount of the Notes being purchased hereunder;

Annex B-2.

(b) completion of the purchases and sales under the Agreements with the Other Purchasers;

(c) the accuracy of the representations and warranties made by the Purchasers; and

(d) receipt by the Company from the Purchaser of the fully completed questionnaire attached as Annex A to the Agreement.

1.5 Conditions to the Purchaser’s Obligations. The Purchaser’s obligation to pay for the Notes shall be subject to the following conditions, any one or more of which may be waived by the Purchaser:

(a) each of the representations and warranties of the Company made herein shall be accurate as of the Closing Date and the Company shall have performed or satisfied in all material respects the covenants made by it in this Agreement;

(b) the delivery to the Purchaser by counsel to the Company of a legal opinion substantially similar in substance to the form of opinion attached as Annex E hereto;

(c) receipt by the Purchaser of a certificate executed by the chief executive officer and the chief financial officer of the Company, dated as of the Closing Date, to the effect that the representations and warranties of the Company set forth herein are true and correct as of the date of this Agreement and as of such Closing Date and that the Company has complied with all the agreements and satisfied all the conditions herein on its part to be performed or satisfied on or prior to such Closing Date;

(d) receipt by the Purchaser of a certificate of the Secretary of the Company, dated as of the Closing Date:

(i) certifying the resolutions adopted by the Board of Directors of the Company approving the transactions contemplated by this Agreement and the sale of the Notes and the issuance of the shares of Common Stock issuable upon the conversion of the Notes (the “Conversion Shares”);

(ii) certifying the current versions of the Amended and Restated Certificate of Incorporation and the Amended and Restated Bylaws of the Company; and

(iii) certifying as to the signatures and authority of the persons signing this Agreement and related documents on behalf of the Company;

(e) receipt by the Purchaser of a certificate of good standing for the Company for its jurisdiction of incorporation;

(f) receipt by the Purchaser of a certificate from the Company’s transfer agent certifying the number of shares of Common Stock outstanding as of the Closing Date;

Annex B-3.

(g) the Common Stock shall continue to be listed on the NYSE as of the Closing Date; there shall have been no suspensions in the trading of the Common Stock as of the Closing Date; and the Conversion Shares shall be approved for listing on the NYSE as of the Closing Date, subject to official notice of issuance; and

(h) no injunction, restraining order, action or order of any nature by a governmental or regulatory authority shall have been issued, taken or made or no action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority of competent jurisdiction that would, prior to or as of the Closing Date, prevent or materially interfere with the consummation of the transactions contemplated by this Agreement.

2. Representations, Warranties and Covenants of the Company. The Company hereby represents and warrants to, and covenants with, the Purchaser as follows:

2.1 Limitation on Offering Materials. The Company has not prepared, made, used, authorized, approved or distributed and will not, and will not cause or allow its agents or representatives to, prepare, make, use, authorize, approve or distribute any written communication that constitutes an offer to sell or a solicitation of an offer to buy the Notes, or otherwise is prepared to market the Notes, other than (i) the private placement memorandum collectively dated January 23, 2013 and January 25, 2013 (collectively, the “Placement Memorandum”) and (ii) the investor roadshow presentation, without the written consent of Jefferies.

2.2 No Material Misstatement or Omission. The Placement Memorandum, as of their respective dates thereof, did not and, at the time of each sale of the Notes, at the Closing Date, will not include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. No injunction or order has been issued that either (i) asserts that the sale and issuance of the Notes is subject to the registration requirements of the Securities Act or (ii) would prevent or suspend the issuance or sale of any of the Notes or the use of the Placement Memorandum in any jurisdiction.

2.3 SEC Reports. The information contained in the following documents (the “SEC Reports”), which are otherwise available through the Commission’s EDGAR system, as of the dates thereof, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading:

(a) the Company’s Annual Report on Form 10-K for the year ended December 31, 2011;

(b) the Company’s Quarterly Report on Form 10-Q for the quarters ended March 31, 2012, June 30, 2012 and September 30, 2012;

(c) the Company’s Definitive Proxy Statement filed on April 27, 2012;

Annex B-4.

(d) the Company’s Current Reports on Form 8-K filed on January 24, 2012, January 25, 2012, June 15, 2012, July 16, 2012, August 3, 2012, October 19, 2012, December 18, 2012, and January 9, 2013;

(e) the description of the Company’s common stock contained in the Placement Memorandum;

(f) all other documents, if any, filed by the Company (excluding the Current Reports on Form 8-K or the portions thereof furnished under Item 2.02 or Item 7.01 of Form 8-K) with the Commission since December 31, 2011 pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

The SEC Reports, at the time they became effective or were filed with the Commission, as the case may be, complied in all material respects with the requirements of the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder (the “1934 Act Rules and Regulations” and, together with the 1933 Act Rules and Regulations, the “Rules and Regulations”). There are no contracts or other documents required to be described in such incorporated documents or to be filed as exhibits to such incorporated documents which have not been described or filed as required, except that the acquisition agreements relating to the Company’s acquisitions of Prost-Data, Inc. (d/b/a OURLab) and Cytochroma Inc. (Markham Canada) have not been filed, and will be filed with a future SEC Report, as permitted by the 1934 Act Rules and Regulations.

2.4 Reporting Compliance. The Company is subject to, and is in full compliance in all material respects with, the reporting requirements of Section 13 and Section 15(d), as applicable, of the Exchange Act. In the past 12 calendar months, the Company has filed all documents required to be filed by it prior to the date hereof with the Commission pursuant to the reporting requirements of the Exchange Act and the 1934 Act Rules and Regulations.

2.5 Authorization of the Notes and the Issuance of the Conversion Shares. The Notes have been duly authorized for issuance and sale pursuant to this Agreement and the Conversion Shares have been duly and validly authorized and reserved for issuance and, when issued and delivered upon conversion of the Notes, will be validly issued, fully paid and nonassessable and will conform to the description of the Common Stock contained in the Placement Memorandum, and the issuance and sale of the Notes and the issuance of the Conversion Shares upon conversion thereof is not subject to any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase the Notes or the Conversion Shares.

2.6 No Material Adverse Change. Except as otherwise disclosed in the SEC Reports, since December 31, 2011: (i) there has been no material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, business, operations or prospects, whether or not arising from transactions in the ordinary course of business, of the Company and its subsidiaries, considered as one entity (any such change is called a “Material Adverse Change”); (ii) the Company and its subsidiaries, considered as one entity, have not incurred any material liability or obligation, indirect, direct or contingent, not in the ordinary course of business nor

Annex B-5.

entered into any material transaction or agreement not in the ordinary course of business; and (iii) there has been no dividend or distribution of any kind declared, paid or made by the Company or, except for dividends paid to the Company or other subsidiaries, any of its subsidiaries on any class of capital stock or repurchase or redemption by the Company or any of its subsidiaries of any class of capital stock.

2.7 Independent Accountants. Ernst & Young LLP, who have expressed their opinion with respect to the financial statements (which term as used in this Agreement includes the related notes thereto) and supporting schedules filed with the SEC are (i) independent registered public accountants with respect to the Company and its Subsidiaries as required by the Securities Act and the Exchange Act, (ii) to the knowledge of the Company, in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X and (iii) to the knowledge of the Company, a registered public accounting firm as defined by the Public Company Accounting Oversight Board (the “PCAOB”) whose registration has not been suspended or revoked and who has not requested such registration to be withdrawn.

2.8 Preparation of the Financial Statements. The financial statements filed with the SEC present fairly the consolidated financial position of the Company and its subsidiaries as of and at the dates indicated and the results of their operations and cash flows for the periods specified, it being understood that unaudited interim financial statements are subject to normal, year-end audit adjustments, which are not expected to be material. The supporting schedules filed with the SEC present fairly the information required to be stated therein. Such financial statements and supporting schedules have been prepared in conformity with generally accepted accounting principles as applied in the United States applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto. No other financial statements or supporting schedules are required to be filed with the SEC. No person who has been suspended or barred from being associated with a registered public accounting firm, or who has failed to comply with any sanction pursuant to Rule 5300 promulgated by the PCAOB, has participated in or otherwise aided the preparation of, or audited, the financial statements, supporting schedules or other financial data filed with the SEC. All disclosures included in the SEC Reports regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the SEC) comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K under the Securities Act.

2.9 Company’s Accounting System. The Company and each of its subsidiaries make and keep accurate books and records and maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles as applied in the United States and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed in the SEC Reports and excluding the Company’s acquisitions of Prost-Data, Inc. (d/b/a OURLab) and Farmadiet Group Holdings, S.L., the Company is not aware of any

Annex B-6.

material weakness in the Company’s internal control over financial reporting (whether or not remediated) and since December 31, 2011, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

2.10 Incorporation and Good Standing of the Company and its Subsidiaries. Each of the Company and its subsidiaries has been duly incorporated or organized, as the case may be, and is validly existing as a corporation, partnership or limited liability company, as applicable, in good standing under the laws of the jurisdiction of its incorporation or organization and has the power and authority (corporate or other) to own, lease and operate its properties and to conduct its business as described in the SEC Reports and, in the case of the Company, to enter into and perform its obligations under this Agreement, except where the failure to be in good standing would not reasonably be expected to result in a Material Adverse Change. Each of the Company and each subsidiary is duly qualified as a foreign corporation, partnership or limited liability company, as applicable, to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to be so qualified or in good standing would not reasonably be expected to result in a Material Adverse Change. Except as disclosed in the SEC Reports, all of the issued and outstanding capital stock or other equity or ownership interests of each subsidiary have been duly authorized and validly issued, are fully paid and nonassessable and are owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance or adverse claim. The Company does not own or control, directly or indirectly, any corporation, association or other entity other than (i) the subsidiaries listed in Exhibit 21.1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2011 and (ii) such other entities omitted from Exhibit 21.1 as, when such omitted entities are considered in the aggregate as a single subsidiary, would not constitute a “significant subsidiary” within the meaning of Rule 1-02(w) of Regulation S-X.

2.11 Capitalization and Other Capital Stock Matters. The authorized, issued and outstanding capital stock of the Company is as set forth in the Placement Memorandum (other than for subsequent issuances, if any, pursuant to employee benefit plans described in the SEC Reports, upon the exercise of outstanding options or warrants described in the SEC Reports or as described in Section 4(e)(ii) of this Agreement). All of the issued and outstanding shares of capital stock of the Company and each of its subsidiaries has been duly authorized and validly issued, are fully paid and nonassessable and has been issued in compliance with federal and state securities laws. None of the outstanding shares of capital stock of the Company was issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company. Except as otherwise set forth in the SEC Reports and excluding SciGen Limited, all of the outstanding shares of capital stock and other equity interests, as the case may be, of the Company’s subsidiaries are owned by the Company, directly or indirectly through its subsidiaries, free and clear of all liens, encumbrances, equity or restrictions on transferability (other than those imposed by the Securities Act and the securities laws or “Blue Sky” laws of certain U.S. state or non U.S. jurisdictions) or voting restrictions. There are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or

Annex B-7.

exercisable for, any capital stock of the Company or any of its subsidiaries other than those accurately described in the SEC Reports. The description of the Company’s stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted thereunder, set forth in the SEC Reports accurately and fairly presents the information required to be disclosed under the Securities Act or the Exchange Act, as applicable, with respect to such plans, arrangements, options and rights. All grants of options to acquire Shares (each, a “Company Stock Option”) were validly issued and approved by the Board of Directors of the Company, a committee thereof or an individual with authority duly delegated by the Board of Directors of the Company or a committee thereof. Grants of Company Stock Options were (i) made in material compliance with all applicable laws and (ii) as a whole, made in material compliance with the terms of the plans under which such Company Stock Options were issued. There is no and has been no policy or practice of the Company to coordinate the grant of Company Stock Options with the release or other public announcement of material information regarding the Company or its results of operations or prospects. Except as described in the SEC Reports, the Company has not sold or issued any shares of capital stock during the six-month period preceding the date of the Placement Memorandum, including any sales pursuant to Rule 144A under, or Regulations D or S of, the Securities Act other than shares of capital stock issued pursuant to employee benefit plans, qualified stock options plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.

2.12 Stock Exchange Listing. The Company’s common stock is registered pursuant to Section 12(b) of the Exchange Act and is listed on the New York Stock Exchange (“NYSE”), and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the shares of common stock under the Exchange Act or delisting the shares of common stock from the NYSE, nor has the Company received any notification that the SEC or the NYSE is contemplating terminating such registration or listing.

2.13 Non-Contravention of Existing Instruments; No Further Authorizations or Approvals Required. Neither the Company nor any of its subsidiaries is in violation of its charter or by laws, partnership agreement or operating agreement or similar organizational document, as applicable (each, a “Charter Document”), or is in default (or, with the giving of notice or lapse of time, would be in default) (“Default”) under any indenture, mortgage, loan or credit agreement, note, contract, franchise, lease or other instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound (including, without limitation, any credit agreement, indenture, pledge agreement, security agreement or other instrument or agreement evidencing, guaranteeing, securing or relating to indebtedness of the Company or any of its subsidiaries ), or to which any of the property or assets of the Company or any of its subsidiaries is subject (each, an “Existing Instrument”), except for such Defaults as would not reasonably be expected to, singly or in the aggregate, result in a Material Adverse Change. The Company’s execution, delivery and performance of this Agreement, consummation of the transactions contemplated hereby and by the Placement Memorandum and the issuance and sale of the Notes and the issuance of the Shares upon conversion thereof (i) have been duly authorized by all necessary corporate action and will not result in any violation of the provisions of any Charter Document of the Company or any subsidiary, as applicable, (ii) will not conflict with or constitute a breach of, or Default or a Debt Repayment Triggering Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any

Annex B-8.

property or assets of the Company or any of its subsidiaries pursuant to, or require the consent of any other party to, any Existing Instrument and (iii) will not result in any violation of any law, administrative regulation or administrative or court decree applicable to the Company or any subsidiary or any of their properties (“Applicable Law”). No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency (each a “Governmental Authority”), is required for the Company’s execution, delivery and performance of this Agreement and consummation of the transactions contemplated hereby and by the Placement Memorandum, except such as have been obtained or made by the Company and are in full force and effect under the Securities Act, applicable state securities or blue sky laws and from the Financial Industry Regulatory Authority. As used herein, a “Debt Repayment Triggering Event” means any event or condition which gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

2.14 No Material Actions or Proceedings. There are no legal or governmental actions, suits or proceedings pending or, to the best of the Company’s knowledge, threatened (i) against or affecting the Company or any of its subsidiaries, (ii) which have as the subject thereof any officer or director of, or property owned or leased by, the Company or any of its subsidiaries or (iii) relating to environmental or discrimination matters, where in any such case (A) there is a reasonable possibility that such action, suit or proceeding will be determined adversely to the Company, such subsidiary or such officer or director, (B) any such action, suit or proceeding, if so determined adversely, would reasonably be expected to result in a Material Adverse Change or adversely affect the consummation of the transactions contemplated by this Agreement or (C) any such action, suit or proceeding is or would be material in the context of the sale of the Notes. No material labor dispute with the employees of the Company or any of its subsidiaries, or to the Company’s knowledge with the employees of any principal supplier, manufacturer, customer or contractor of the Company, exists or, to the Company’s knowledge, is threatened or imminent, that if determined adversely would reasonably be expected to result in a Material Adverse Change.

2.15 Intellectual Property Rights. The Company and its subsidiaries own or possess, or can acquire or license on reasonable terms, sufficient trademarks, trade names, patent rights, copyrights, domain names, licenses, approvals, trade secrets and other similar rights (collectively, “Intellectual Property Rights”) reasonably necessary to conduct their businesses as now conducted, except as such failure to own, possess, license, or acquire such rights would not result in a Material Adverse Change. Neither the Company nor any of its subsidiaries has received, or has any reason to believe that it will receive, any notice of infringement or conflict with asserted Intellectual Property Rights of others. Except as would not result, individually or in the aggregate, in a Material Adverse Change, (A) to the knowledge of the Company, there is no infringement, misappropriation or violation by third parties of any of the Intellectual Property Rights owned by the Company; (B) there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others challenging the rights of the Company and its subsidiaries in or to any such Intellectual Property Rights, and the Company is unaware of any facts which would form a reasonable basis for any such claim, that would individually, or in

Annex B-9.

the aggregate, together with any other claims in this subsection 2.15, result in a Material Adverse Change; (C) the Intellectual Property Rights owned by the Company and its subsidiaries and the Intellectual Property Rights licensed to the Company and its subsidiaries have not been adjudged by a court of competent jurisdiction invalid or unenforceable, in whole or in part, and there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property Rights, and the Company is unaware of any facts which would form a reasonable basis for any such claim that would individually, or in the aggregate, together with any other claims in this subsection 2.15, result in a Material Adverse Change; (D) there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others that the Company or its subsidiaries infringe, misappropriate or otherwise violate any Intellectual Property Rights or other proprietary rights of others, the Company and its subsidiaries have not received any written notice of such claim and the Company is unaware of any other facts which would form a reasonable basis for any such claim that would individually, or in the aggregate, together with any other claims in this subsection 2.15 result in a Material Adverse Change; (E) to the knowledge of the Company, there is no prior art that could reasonably be expected to render any patent held by or licensed to the Company or any subsidiary invalid or any U.S. patent application held by or licensed to the Company or any subsidiary unpatentable which prior art was required to be disclosed to the U.S. Patent and Trademark Office during the prosecution of the applicable patent application and which was not so disclosed to the U.S. Patent and Trademark Office, the failure of which to so disclose would individually, or in the aggregate, result in a Material Adverse Change; (F) to the knowledge of the Company, all prior art references relevant to the patentability of any pending claim of any patent applications comprising or that have resulted in Intellectual Property Rights known to the Company, applicable inventor(s) or licensors, or any of their counsel during the prosecution of such patent applications that were required to be disclosed to the relevant patent authority were so disclosed by the required time, except where the failure to so disclose would not individually, or in the aggregate, result in a Material Adverse Change, and, to the knowledge of the Company, neither the Company nor any such inventor, licensor or counsel made any misrepresentation to, or omitted any material fact from, the relevant patent authority during such prosecution, which would individually, or in the aggregate, result in a Material Adverse Change; and (G) to the knowledge of the Company, no employee of the Company or a subsidiary of the Company is in or has ever been in violation in any material respect of any term of any employment contract, patent disclosure agreement, invention assignment agreement, non-competition agreement, non-solicitation agreement, nondisclosure agreement or any restrictive covenant to or with a former employer where the basis of such violation relates to such employee’s employment with the Company or a subsidiary of the Company, or actions undertaken by the employee while employed with the Company or a subsidiary of the Company and would reasonably be expected to result, individually or in the aggregate, in a Material Adverse Change. To the knowledge of the Company, all material technical information developed by and belonging to the Company and its subsidiaries for which they have not sought, and do not intend to seek to patent or otherwise protect pursuant to applicable intellectual property laws has been kept confidential or has been disclosed only under obligations of confidentiality. The Company is not a party to or bound by any options, licenses or agreements with respect to the Intellectual Property Rights of any other person or entity that are required to be set forth in the SEC Reports and are not described in all material respects therein. None of the technology employed by the Company or

Annex B-10.

any of its subsidiaries has been obtained or is being used by the Company or any of its subsidiaries in violation of any contractual obligation binding on the Company or any of its subsidiaries or any of its or its subsidiaries’ officers, directors or employees or otherwise in violation of the rights of any persons, except in each case for such violations that would not reasonably be expected to result in a Material Adverse Change.

2.16 All Necessary Permits, etc. The Company and each subsidiary possess such valid and current certificates, authorizations or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct their respective businesses as currently conducted and disclosed in the SEC Reports and the Placement Memorandum, except for any of the foregoing that would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Change, and neither the Company nor any subsidiary has received, or has any reason to believe that it will receive, any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to result in a Material Adverse Change.

2.17 Title to Properties. Except as disclosed in the SEC Reports, the Company and each of its subsidiaries has good and marketable title to all of the real and personal property and other assets reflected as owned in the financial statements referred to in subsection 2.8 above, in each case free and clear of any security interests, mortgages, liens, encumbrances, equities, adverse claims and other defects, except as do not materially and adversely affect the value of such property and do not materially interfere with the use made or proposed to be made of such property by the Company or such subsidiary. The real property, improvements, equipment and personal property held under lease by the Company or any subsidiary are held under valid and enforceable leases, with such exceptions as are not material and do not materially interfere with the use made or proposed to be made of such real property, improvements, equipment or personal property by the Company or such subsidiary.

2.18 Tax Law Compliance. The Company and its consolidated subsidiaries have filed all necessary federal, state and foreign income and franchise tax returns or have properly requested extensions thereof and have paid all material taxes required to be paid by any of them and, if due and payable, any related or similar assessment, fine or penalty levied against any of them except as may be being contested in good faith and by appropriate proceedings. The Company has made adequate charges, accruals and reserves in the applicable financial statements referred to in subsection 2.8 above in respect of all federal, state and foreign income and franchise taxes for all periods as to which the tax liability of the Company or any of its consolidated subsidiaries has not been finally determined.

2.19 Company Not an “Investment Company”. The Company has been advised of the rules and requirements under the Investment Company Act of 1940, as amended (the “Investment Company Act”). The Company is not, and will not be, either after receipt of payment for the Notes or after the application of the proceeds therefrom, an “investment company” within the meaning of Investment Company Act and will conduct its business in a manner so that it will not become subject to the Investment Company Act.

Annex B-11.

2.20 Insurance. Each of the Company and its subsidiaries are insured by recognized, financially sound and reputable institutions with policies in such amounts and with such deductibles and covering such risks as are generally deemed adequate and customary for their businesses including, but not limited to, policies covering real and personal property owned or leased by the Company and its subsidiaries against theft, damage, destruction, acts of vandalism and earthquakes and policies covering the Company and its subsidiaries for product liability claims and clinical trial liability claims. The Company has no reason to believe that it or any subsidiary will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Change. Since March 27, 2007, neither of the Company nor any subsidiary has been denied any insurance coverage material to the Company and its subsidiaries, taken as a whole, which it has sought or for which it has applied.

2.21 No Price Stabilization or Manipulation; Compliance with Regulation M. The Company has not taken, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of the Notes or the Common Stock or any other “reference security” (as defined in Rule 100 of Regulation M under the 1934 Act (“Regulation M”)) whether to facilitate the sale or resale of the Notes or otherwise, and has taken no action which would directly or indirectly violate Regulation M.

2.22 Related Party Transactions. There are no business relationships or related-party transactions involving the Company or any of its subsidiaries or any other person required to be described in the SEC Reports which have not been described as required.

2.23 Parties to Lock-Up Agreements. Each of the Company’s directors and executive officers has executed and delivered to Jefferies a lock-up agreement in the form of Annex F hereto. If any additional persons shall become directors or executive officers of the Company prior to the end of the Lock-up Period (as defined therein), the Company shall cause each such person, prior to or contemporaneously with their appointment or election as a director or executive officer of the Company, to execute and deliver to Jefferies an agreement in the form attached hereto as Annex F.

2.24 Statistical and Market-Related Data. The statistical, demographic and market-related data included in the SEC Reports and the Placement Memorandum are based on or derived from sources that the Company believes to be reliable and accurate or represent the Company’s good faith estimates that are made on the basis of data derived from such sources.

2.25 No Unlawful Contributions or Other Payments. Neither the Company nor any of its subsidiaries nor, to the Company’s knowledge, any employee or agent of the Company or any subsidiary, has made any contribution or other payment to any official of, or candidate for, any federal, state or foreign office in violation of any law or of the character required to be disclosed in the SEC Reports.

2.26 Disclosure Controls and Procedures; Deficiencies in or Changes to Internal Control Over Financial Reporting. Except as set forth in the SEC Reports, the Company has established and maintains disclosure controls and procedures (as defined in Exchange Act

Annex B-12.

Rules 13a-15(e) and 15d-15(e)), which (i) are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company’s principal executive officer and its principal financial officer by others within those entities, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared; (ii) have been evaluated by management of the Company for effectiveness as of the end of the Company’s most recent fiscal quarter; and (iii) are effective in all material respects to perform the functions for which they were established, except as disclosed in SEC Reports. Except as disclosed in SEC Reports, based on the most recent evaluation of its internal control over financial reporting, the Company is not aware of (i) any significant deficiencies or material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information or (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting. Except as set forth in the SEC Reports, the Company is not aware of any change in its internal control over financial reporting that has occurred during its most recent fiscal quarter that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

2.27 Compliance with Environmental Laws. Except as described in the SEC Reports and except as would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Change, (i) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (ii) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (iii) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its subsidiaries and (iv) there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or any Environmental Laws.

2.28 Periodic Review of Costs of Environmental Compliance. In the ordinary course of its business, the Company conducts a periodic review of the effect of Environmental Laws on the business, operations and properties of the Company and its subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints

Annex B-13.

on operating activities and any potential liabilities to third parties). On the basis of such review and the amount of its established reserves, the Company has reasonably concluded that such associated costs and liabilities would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change.

2.29 ERISA Compliance. The Company and its subsidiaries and any “employee benefit plan” (as defined under the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, “ERISA”)) established or maintained by the Company, its subsidiaries or their “ERISA Affiliates” (as defined below) are in compliance in all material respects with ERISA. “ERISA Affiliate” means, with respect to the Company or a subsidiary, any member of any group of organizations described in Sections 414(b), (c), (m) or (o) of the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (the “Code”) of which the Company or such subsidiary is a member. No “reportable event” (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any “employee benefit plan” established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates. No “employee benefit plan” established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates, if such “employee benefit plan” were terminated, would have any “amount of unfunded benefit liabilities” (as defined under ERISA). Neither the Company, its subsidiaries nor any of their ERISA Affiliates has incurred or reasonably expects to incur any liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan” or (ii) Sections 412, 4971, 4975 or 4980B of the Code. Each “employee benefit plan” established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification.

2.30 Brokers. Except for fees to be paid to Jefferies and Ladenburg Thalmann & Co. Inc. (“Ladenburg”), there is no broker, finder or other party that is entitled to receive from the Company any brokerage or finder’s fee or other fee or commission as a result of any transactions contemplated by this Agreement.

2.31 No Outstanding Loans or Other Extensions of Credit. Since the adoption of Section 13(k) of the Exchange Act, neither the Company nor any of its subsidiaries has extended or maintained credit, arranged for the extension of credit, or renewed any extension of credit, in the form of a personal loan, to or for any director or executive officer (or equivalent thereof) of the Company and/or such subsidiary except for such extensions of credit as are expressly permitted by Section 13(k) of the Exchange Act.

2.32 Compliance with Laws. The Company has not been advised, and has no reason to believe, that it and each of its subsidiaries are not conducting business in compliance with all applicable laws, rules and regulations of the jurisdictions in which it is conducting business, except where failure to be so in compliance would not reasonably be expected to result in a Material Adverse Change. Except as disclosed in the SEC Reports, the Company has not received any FDA Form 483, notice of adverse finding, warning letter, untitled letter or other correspondence or notice from the U.S. Food and Drug Administration or any other governmental authority alleging or asserting noncompliance with any laws applicable to the Company, except where the failure to be in compliance has not resulted and would not reasonably be expected to result in a Material Adverse Change.

Annex B-14.

2.33 Compliance with Cuba Act. The Company has complied with, and is and will be in compliance with, the provisions of that certain Florida act relating to disclosure of doing business with Cuba, codified as Section 517.075 of the Florida statutes, and the rules and regulations thereunder (collectively, the “Cuba Act”) or is exempt therefrom.

2.34 Clinical Trials. The studies, tests and preclinical and clinical trials conducted by or on behalf of the Company and its subsidiaries were and, if still pending, are being conducted in compliance with experimental protocols, procedures and controls pursuant to accepted professional scientific standards and all applicable laws and authorizations, including, without limitation, the Federal Food, Drug and Cosmetic Act and the rules and regulations promulgated thereunder, except where the failure to be in compliance has not resulted and would not reasonably be expected to result in a Material Adverse Change; the descriptions of the results of such studies, tests and trials contained in the SEC Reports are accurate and complete in all material respects and fairly present the data derived from such studies, tests and trials; the Company is not aware of any studies, tests or trials, the results of which the Company believes reasonably call into question the study, test, or trial results described or referred to in the SEC Reports when viewed in the context in which such results are described and the clinical state of development; and the Company and its subsidiaries have not received any notices or correspondence from any applicable governmental authority requiring the termination, suspension or material modification of any studies, tests or preclinical or clinical trials conducted by or on behalf of the Company or its subsidiaries.

2.35 Foreign Corrupt Practices Act. Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that has resulted or would result in a violation of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA; and the Company and its subsidiaries and, to the knowledge of the Company, the Company’s affiliates have conducted their respective businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

2.36 Money Laundering Laws. The operations of the Company and its subsidiaries are, and have been conducted at all times, in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar applicable rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money

Annex B-15.

Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

2.37 OFAC. Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or person acting on behalf of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of this offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

2.38 Rating Agencies. No “nationally recognized statistical rating organization” (as defined in Rule 436(g)(2) under the Securities Act) (i) has imposed (or has informed the Company that it is considering imposing) any condition (financial or otherwise) to retain any rating assigned to the Company or any of the subsidiaries or to any securities of the Company or any of the subsidiaries or (ii) has indicated to the Company that it is considering (A) the downgrading, suspension, or withdrawal of, or any review (or of any potential or intended review) for a possible change in, any rating so assigned (including, without limitation, the placing of any of the foregoing ratings on credit watch with negative or developing implications or under review with an uncertain direction) or (B) any change in the outlook for any rating of the Company or any of the subsidiaries or any securities of the Company or any of the subsidiaries.

2.39 This Agreement and the Indenture. This Agreement has been duly and validly authorized, executed and delivered by the Company. The Indenture has been duly and validly authorized by the Company. This Agreement constitutes a valid and binding agreement of, the Company, enforceable in accordance with its terms, except as rights to indemnification hereunder may be limited by applicable law and except as the enforcement hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles. The Indenture, when executed and delivered by the Company, will constitute a legal, valid and binding obligation of each of the Company, enforceable against the Company in accordance with its terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, receivership, moratorium, fraudulent conveyance, fraudulent transfer or other similar laws now or hereafter in effect relating to creditors’ rights generally and (ii) general principles of equity (whether applied by a court of law or equity) and the discretion of the court before which any proceeding therefor may be brought. When executed and delivered, this Agreement and the Indenture will conform in all material respects to the descriptions thereof in the Placement Memorandum. When executed and delivered by the Company, the Indenture will meet the requirements for qualification under the Trust Indenture Act of 1939, as amended, and the rules and regulations of the SEC thereunder (collectively, the “TIA”).

2.40 Notes. The Notes have each been duly and validly authorized by the Company and, in the case of the Notes, when issued and delivered to and paid for by the

Annex B-16.

Purchasers in accordance with the terms of this Agreement and the Indenture, will have been duly executed, authenticated, issued and delivered and will constitute legal, valid and binding obligations of the Company, entitled to the benefit of the Indenture and enforceable against the Company in accordance with their terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, receivership, moratorium, fraudulent conveyance, fraudulent transfer or other similar laws now or hereafter in effect relating to creditors’ rights generally and (ii) general principles of equity (whether applied by a court of law or equity) and the discretion of the court before which any proceeding therefor may be brought. When executed and delivered, the Notes will conform in all material respects to the descriptions thereof in the Placement Memorandum and will be in the form contemplated by the Indenture.

2.41 Use of Proceeds; Solvency; Going Concern. All indebtedness represented by the Notes is being incurred for proper purposes and in good faith. On the Closing Date, after giving pro forma effect to the Offering and the use of proceeds therefrom, the Company (i) will be Solvent (as hereinafter defined), (ii) will have sufficient capital for carrying on its business and (iii) will be able to pay its debts as they mature. As used in this paragraph, the term “Solvent” means, with respect to a particular date, that on such date (i) the present fair market value (or present fair saleable value) of the assets of the Company is not less than the total amount required to pay the liabilities of the Company on its total existing debts and liabilities (including contingent liabilities) as they become absolute and matured; (ii) the Company is able to pay its debts and other liabilities, contingent obligations and commitments as they mature and become due in the normal course of business; (iii) assuming consummation of the issuance of the Notes as contemplated by this Agreement and the Placement Memorandum, the Company is not incurring debts or liabilities beyond its ability to pay as such debts and liabilities mature; (iv) the Company is not engaged in any business or transaction, and does not propose to engage in any business or transaction, for which its property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which the Company is engaged; and (v) the Company is not otherwise insolvent under the standards set forth in Applicable Laws.

2.42 No Registration Required Under the Securities Act or Qualification Under the TIA. Without limiting any provision herein, no registration under the Securities Act and no qualification of the Indenture under the TIA is required for the offer or sale of the Notes to the Purchaser as contemplated hereby, assuming (i) that the Purchaser is a “qualified institutional buyers” as defined in Rule 144A under the Securities Act or an “accredited investor” as defined in Regulation D and (ii) the accuracy of the Purchaser’s representations contained herein regarding the absence of general solicitation in connection with the sale of the Notes to the Purchasers and in the Exempt Resales.

2.43 No Integration. The Notes will be, upon issuance, eligible for resale pursuant to Rule 144A under the Securities Act and no other securities of the Company are of the same class (within the meaning of Rule 144A under the Securities Act) as the Notes and listed on a national securities exchange registered under Section 6 of the Exchange Act, or quoted in a U.S. automated inter-dealer quotation system. No securities of the Company of the same class as the Notes have been offered, issued or sold by the Company or any of its Affiliates within the six-month period immediately prior to the date hereof; and the Company does not have any

Annex B-17.

intention of making, and will not make, an offer or sale of such securities of the Company of the same class as the Notes, for a period of six months after the date of this Agreement. As used in this paragraph, the terms “offer” and “sale” have the meanings specified in Section 2(a)(3) of the Securities Act.

2.44 No Directed Selling Efforts. None of the Company, any of its Affiliates or other person acting on behalf of the Company has, with respect to Notes sold outside the United States, offered the Notes to buyers qualifying as “U.S. persons” (as defined in Rule 902 under the Securities Act) or engaged in any directed selling efforts within the meaning of Rule 902 under the Securities Act; the Company, any Affiliate of the Company and any person acting on behalf of the Company have complied with and will implement the “offering restrictions” within the meaning of such Rule 902; and neither the Company nor any of its Affiliates has entered or will enter into any arrangement or agreement with respect to the distribution of the Notes, except for this Agreement; provided that no representation is made in this paragraph with respect to the actions of the Purchaser.

2.45 Margin Requirements. None of the transactions contemplated by this Agreement or the Placement Memorandum or the application of the proceeds of the Notes will violate or result in a violation of Section 7 of the Exchange Act (including, without limitation, Regulation T (12 C.F.R. Part 220), Regulation U (12 C.F.R. Part 221) or Regulation X (12 C.F.R. Part 224) of the Board of Governors of the Federal Reserve System).

2.46 No Restrictions on Payments of Dividends. As of the Closing Date, except as otherwise disclosed in the SEC Reports there will be no encumbrances or restrictions on the ability of any Subsidiary of the Company (x) to pay dividends or make other distributions on such Subsidiary’s capital stock or to pay any indebtedness to the Company or any other Subsidiary of the Company, (y) to make loans or advances or pay any indebtedness to, or investments in, the Company or any other Subsidiary or (z) to transfer any of its property or assets to the Company or any other Subsidiary of the Company.

2.47 Stamp Taxes. There are no stamp or other issuance or transfer taxes or duties or other similar fees or charges required to be paid in connection with the execution and delivery of this Agreement or the issuance or sale of the Notes; provided however, if any of the Notes are executed or delivered in Florida (each a “Florida Note”), Florida documentary stamp for each Florida Note will be due and payable.

2.48 Financial Services and Market Act. The Company has not taken or omitted to take any action and will not take any action or omit to take any action (such as issuing any press release or making any other public announcement referring to the Offering without an appropriate stabilization legend) which may result in the loss by the Initial Purchaser of the ability to rely on any stabilization safe harbour provided by the Financial Services Authority of the United Kingdom under the Financial Services and Markets Act 2000 (the “FSMA”); provided, however, that an appropriate stabilization legend was not in the Preliminary Offering Memorandum or the Pricing Term Sheet. The Company has been informed of the guidance relating to stabilization provided by the Financial Services Authority of the United Kingdom, in particular the guidance contained in Section MAR 2 of the Financial Services Handbook.

Annex B-18.

2.49 Certificates. Each certificate signed by any officer of the Company or any of the Subsidiaries, delivered to the Purchaser shall be deemed a representation and warranty by the Company or any such Subsidiary (and not individually by such officer) to the Purchaser with respect to the matters covered thereby.

2.50 Acknowledgement. The Company acknowledges that the Purchasers and, for purposes of the opinions to be delivered pursuant to Section 1.5(b) hereof, counsel to the Company, will rely upon the accuracy and truthfulness of the foregoing representations and hereby consents to such reliance.

2.51 Offering Materials. The Company has not in the past nor will it hereafter take any action independent of Jefferies, in such capacities as placement agent and closing agent, to sell, offer for sale or solicit offers to buy any securities of the Company that could result in the initial sale of the Notes not being exempt from the registration requirements of Section 5 of the Securities Act.

2.52 Non-Public Information. The Company has not disclosed to the Purchaser information that would constitute material non-public information as of the Closing Date other than the existence of the transactions contemplated hereby.

2.53 Use of Purchaser Name. Except as otherwise required by applicable law or regulation, the Company shall not use the Purchaser’s name or the name of any of its Affiliates (as defined below) in any advertisement, announcement, press release or other similar public communication unless it has received the prior written consent of the Purchaser for the specific use contemplated, which consent shall not be unreasonably withheld or delayed. For purposes of this Agreement, “Affiliate” means, with respect to any natural person, firm, partnership, association, corporation, limited liability company, company, trust, entity, public body or government (a “Person”), any Person that, directly or indirectly, controls, is controlled by, or is under common control with, such Person. The term “control” (including the terms “controlled by” and “under common control with”) as used in this definition means the possession, directly or indirectly, of the power to direct or cause the direction of management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. With respect to any natural person, the term “Affiliate” means (i) the spouse or children (including those by adoption) and siblings of such Person; and any trust whose primary beneficiary is such Person, such Person’s spouse, such Person’s siblings and/or one or more of such Person’s lineal descendants, (ii) the legal representative or guardian of such Person or of any such immediate family member in the event such Person or any such immediate family member becomes mentally incompetent and (iii) any Person controlled by or under common control with any one or more of such Person and the Persons described in clauses (i) or (ii) preceding.

2.54 Integration; Other Issuances of Securities. The Company has not issued any Notes, shares of Common Stock or other securities or instruments convertible into, exchangeable for or otherwise entitling the holder thereof to acquire shares of Common Stock that would be integrated with the sale of the Notes to the Purchaser for purposes of the Securities Act or that would require or violate any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of the NYSE. Assuming the accuracy of the

Annex B-19.

representations and warranties of the Purchasers to the Company as set forth herein, the offer and sale of the Notes and the issuance of the Conversion Shares by the Company to the Purchasers pursuant to the Agreements (i) will be exempt from the registration requirements of the Securities Act and (ii) will not require the Indenture to be qualified under the Trust Indenture Act of 1939, as amended.

3. Representations, Warranties and Covenants of the Purchaser. The Purchaser represents and warrants to, and covenants with, the Company that:

3.1 Experience. (i) The Purchaser is knowledgeable, sophisticated and experienced in financial and business matters, in making, and is qualified to make, decisions with respect to investments in shares representing an investment decision like that involved in the purchase of the Notes (and the Conversion Shares into which the Notes are convertible), and the Purchaser has undertaken an independent analysis of the merits and the risks of an investment in the Notes (and the Conversion Shares into which the Notes are convertible) and has reviewed carefully the SEC Reports, based on the Purchaser’s own financial circumstances; (ii) the Purchaser understands that its investment in the Notes (and the Conversion Shares into which the Notes are convertible) involves a significant degree of risk, including a risk of total loss of the Purchaser’s investment, and the Purchaser understands that the market price of the Common Stock into which such Notes are convertible has been volatile and that no representation is being made as to the future value of the Common Stock; (iii) the Purchaser has had the opportunity to request, receive, review and consider all information it deems relevant in making an informed decision to purchase the Notes (and the Conversion Shares into which the Notes are convertible) and to ask questions of, and receive answers from, the Company concerning such information; (iv) the Purchaser will comply with the prospectus delivery requirements of the Securities Act as applicable to it in connection with resales of the Conversion Shares pursuant to any exemption from the Securities Act; and (v) the Purchaser has, in connection with its decision to purchase the principal amount of Notes set forth on the signature page to the Agreement, relied solely upon the SEC Reports and the representations and warranties of the Company contained herein, and the Purchaser has not relied on Jefferies and Ladenburg in negotiating the terms of its investment in the Notes (and the Conversion Shares into which the Notes are convertible) and, in making a decision to purchase the Notes (and the Conversion Shares into which the Notes are convertible), the Purchaser has not received or relied on any communication, investment advice or recommendation from Jefferies or Ladenburg.

3.2 Purchaser Status. Each of the Purchasers acknowledges that (i) it is an “accredited investor” as defined in Rule 501(a)(1), (2), (3), (4), (5), (6), (7) or (8) of Regulation D under the Securities Act and/or it meets the definition of “qualified institutional buyers” as defined in Rule 144A(a)(1) under the Securities Act and (ii) is not an entity formed for the sole purpose of acquiring the Securities.

3.3 Intent. The Purchaser is acquiring the principal amount of Notes set forth on the signature page to the Agreement in the ordinary course of its business and for its own account and with no present intention of distributing any of such Notes or the Conversion Shares or any arrangement or understanding with any other Persons regarding the distribution of such Notes or Conversion Shares.

Annex B-20.

3.4 Source of Funds. Each Purchaser of the Notes will be deemed to have represented and agreed as follows: (i) either: (A) the Purchaser is not a Plan (which term includes (i) “employee benefit plans” (as defined in Section 3(3) of ERISA, (ii) plans, individual retirement accounts and other arrangements that are subject to Section 4975 of the Code, or to provisions under applicable Federal, state, local. non-U.S. or similar laws and (iii) entities the underlying assets of which are considered to include “plan assets” of such plans, accounts and arrangements) and it is not purchasing the Notes on behalf of, or with the “plan assets” of, any Plan; or (B) the Purchaser’s purchase, holding and subsequent disposition of the Notes either (i) are not a prohibited transaction under ERISA or the Code and are otherwise permissible under all applicable similar laws or (ii) are entitled to exemptive relief from the prohibited transaction provisions of ERISA and the Code in accordance with one or more available statutory. class or individual prohibited transaction exemptions and are otherwise permissible under all applicable similar laws.

3.5 Reliance on Exemptions. The Purchaser understands that the Notes (and the Conversion Shares into which the Notes are convertible) are being offered and sold to it in reliance upon specific exemptions from the registration requirements of the Securities Act, the Rules and Regulations and state securities laws and that the Company is relying upon the truth and accuracy of, and the Purchaser’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of the Purchaser to acquire the Notes (and the Conversion Shares into which the Notes are convertible).

3.6 Confidentiality. For the benefit of the Company, the Purchaser previously agreed to keep confidential all information concerning this private placement. The Purchaser is prohibited from reproducing or distributing this Agreement or any other offering materials or other information provided by the Company in connection with the Purchaser’s consideration of its investment in the Company, in whole or in part, or divulging or discussing any of their contents, except to its financial, investment or legal advisors in connection with its proposed investment in the Notes (and the Conversion Shares into which the Notes are convertible) or as required by applicable law or regulation. Further, the Purchaser understands that the existence and nature of all conversations and presentations, if any, regarding the Company and this offering must be kept strictly confidential. The Purchaser understands that the federal securities laws impose restrictions on trading based on information regarding this offering. In addition, the Purchaser hereby acknowledges that unauthorized disclosure of information regarding this offering may result in a violation of Regulation FD. This obligation will terminate upon the filing by the Company of the Press Release (as defined below), which shall include any material, non-public information provided to the Purchaser prior to the date hereof. The foregoing agreements shall not apply to any information that is or becomes publicly available through no fault of the Purchaser, or that the Purchaser is legally required to disclose; provided, however, that if the Purchaser is requested or ordered to disclose any such information pursuant to any court or other government order or any other applicable legal procedure, it shall use its reasonable best efforts to provide the Company with prompt notice of any such request or order in time sufficient to enable the Company to seek an appropriate protective order.

Annex B-21.

3.7 Investment Decision. The Purchaser understands that nothing in the Agreement or any other materials presented to the Purchaser in connection with the purchase and sale of the Notes (and the Conversion Shares into which the Notes are convertible) constitutes legal, tax or investment advice. The Purchaser has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Notes (and the Conversion Shares into which the Notes are convertible).

3.8 Legend. The Purchaser understands that the Notes and the Conversion Shares will bear a restrictive legend as set forth in the Indenture.

3.9 Residency. The Purchaser’s principal executive offices are in the jurisdiction set forth immediately below the Purchaser’s name on the signature page hereto.

3.10 Organization; Validity; Enforcements. (i) The Purchaser has full right, power and authority to enter into this Agreement and to consummate the transactions contemplated hereby and has taken all necessary action to authorize the execution, delivery and performance of this Agreement, (ii) the making and performance of this Agreement by the Purchaser and the consummation of the transactions herein contemplated will not violate any provision of the organizational documents of the Purchaser or conflict with, result in the breach or violation of, or constitute, either by itself or upon notice or the passage of time or both, a default under any material agreement, mortgage, deed of trust, lease, franchise, license, indenture, permit or other instrument to which the Purchaser is a party or, any statute or any authorization, judgment, decree, order, rule or regulation of any court or any regulatory body, administrative agency or other governmental agency or body applicable to the Purchaser, (iii) no consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental agency or body is required on the part of the Purchaser for the execution and delivery of this Agreement or the consummation of the transactions contemplated by this Agreement, (iv) upon the execution and delivery of this Agreement, this Agreement shall constitute a legal, valid and binding obligation of the Purchaser, enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws or judicial decisions of general application relating to or affecting the enforcement of creditors’ rights generally and the application of equitable principles relating to the availability of remedies, and except as rights to indemnity or contribution may be limited by federal or state securities laws or the public policy underlying such laws and (v) there is not in effect any order enjoining or restraining the Purchaser from entering into or engaging in any of the transactions contemplated by this Agreement.

4. Covenants. The Company shall:

(a) file a Form D with the Commission with respect to the Notes as required under Regulation D promulgated under the Securities Act and to provide a copy thereof to the Purchaser promptly after filing;

(b) issue a press release describing the transactions contemplated by this Agreement (the “Press Release”) on or before 9:00 a.m., New York City time, on the first business day following the date hereof;

Annex B-22.

(c) not, and shall cause each of its Subsidiaries and each of their respective officers, directors, employees and agents not to, provide any Purchaser with any material, non-public information regarding the Company or any of its Subsidiaries from and after the filing of the Press Release without the express written consent of such Purchaser;

(d) in order to enable the Purchasers to sell the Conversion Shares under Rule 144 under the Securities Act, for a period of one year from Closing, use its reasonable best efforts to comply with the requirements of Rule 144, including without limitation, use its reasonable best efforts to comply with the requirements of Rule 144(c) with respect to public information about the Company and to timely file all reports required to be filed by the Company under the Exchange Act;

(e) during the period commencing on the date hereof and ending on the 90th day following the date hereof (the “Lock-up Period”), without the prior written consent of Jefferies, not directly or indirectly, sell, offer, contract or grant any option to sell, pledge, transfer or establish an open “put equivalent position” within the meaning of Rule 16a-l(h) under the Exchange Act, or otherwise dispose of or transfer, or announce the offering of, or file any registration statement under the Securities Act in respect of, any shares of Common Stock, options or warrants to acquire shares of Common Stock or securities exchangeable or exercisable for or convertible into shares of Common Stock (other than as contemplated with respect to the conversion of the Notes into the Conversion Shares); provided, however, that the Company may (i) issue shares of its Common Stock, options to purchase its shares of Common Stock or shares of Common Stock upon exercise of options, pursuant to any stock option, stock bonus or other stock plan or arrangement approved by the Board of Directors of the Company and as disclosed in the SEC Reports, (ii) issue shares of Common Stock pursuant to that certain acquisition agreement, dated December 26, 2012, in connection with the Company’s proposed acquisition of Silcon Comercio, (iii) issue shares of Common Stock pursuant to that certain share purchase agreement, dated January 8, 2013, in connection with the Company’s proposed acquisition of Cytochroma Inc. (Markham Canada), and (iv) the sale or issuance of or entry into an agreement to sell or issue shares of Common Stock in connection with the Company’s acquisition of one or more businesses, products or technologies (whether by means of merger, stock purchase, asset purchase or otherwise) or in connection with joint ventures, commercial relationships or other strategic transactions; provided, that, the aggregate number of unregistered shares of Common Stock that the Company may sell or issue or agree to sell or issue pursuant to this clause (iv) shall not exceed 5% of the total number of shares of Common Stock issued and outstanding on the date hereof; provided further, that that shares of Common Stock to be issued pursuant to clauses (ii), (iii) and (iv) shall not be registered pursuant to the Securities Act.

(f) on or prior to the date hereof, have furnished to the Purchasers an agreement in the form of Annex F hereto from each director and executive officer of the Company that is subject to the reporting requirements under Section 16 of the Securities Act, and such agreement shall be in full force and effect on the Closing Date;

(g) maintain, at its expense, a registrar and transfer agent for the shares of Common Stock (including the Conversion Shares); and

Annex B-23.

(h) cause the Common Stock to remain listed on the NYSE or other applicable U.S. national securities exchange upon which shares of Common Stock are then listed.

5. Broker’s Fee. The Purchaser acknowledges that the Company intends to pay to Jefferies and Ladenburg a fee in respect of the sale of the Notes to the Purchaser. The Purchaser and the Company agree that the Purchaser shall not be responsible for such fee and that the Company will indemnify and hold harmless the Purchaser against any losses, claims, damages, liabilities or expenses, joint or several, to which such Purchaser may become subject with respect to such fee. Each of the parties hereto represents that, on the basis of any actions and agreements by it, there are no other brokers or finders entitled to compensation in connection with the sale of the Notes to the Purchaser.

6. Independent Nature of Purchasers’ Obligations and Rights. The obligations of the Purchaser under this Agreement are several and not joint with the obligations of any Other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any Other Purchaser under the Agreements. The decision of each Purchaser to purchase the Notes (and the Conversion Shares into which the Notes are convertible) pursuant to the Agreements has been made by such Purchaser independently of any other Purchaser. Nothing contained in the Agreements, and no action taken by any Purchaser pursuant thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Agreements. Each Purchaser acknowledges that no other Purchaser has acted as agent for such Purchaser in connection with making its investment hereunder and that no Purchaser will be acting as agent of such Purchaser in connection with monitoring its investment in the Notes (and the Conversion Shares into which the Notes are convertible) or enforcing its rights under this Agreement. Each Purchaser shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.

7. Notices. All notices, requests, consents and other communications hereunder shall be in writing, shall be mailed by first-class registered or certified airmail, e-mail, confirmed facsimile or nationally recognized overnight express courier postage prepaid, and shall be deemed given when so mailed and shall be delivered as addressed as follows:

if to the Company, to:

OPKO Health, Inc.

4400 Biscayne Blvd.

Miami, Florida 33137

Attention: Kate Inman, Deputy General Counsel

E-mail: kinman@opko.com

Facsimile: (305) 575-4140

Annex B-24.

with a copy to:

Akerman Senterfitt

One Southeast Third Avenue

25th Floor

Miami, Florida 33131

Teddy D. Klinghoffer, Esq.

E-mail: teddy.klinghoffer@akerman.com

Attention: Esther L. Moreno, Esq.

E-mail: esther.moreno@akerman.com

Facsimile: (305) 374-5095

or to such other person at such other place as the Company shall designate to the Purchaser in writing; and

if to the Purchaser, at its address as set forth on this signature page to this Agreement, or at such other address or addresses as may have been furnished to the Company in writing.

8. Changes. This Agreement may not be modified or amended except pursuant to an instrument in writing signed by the Company and the Purchaser. Any amendment or waiver effected in accordance with this Section 7 shall be binding upon each holder of any securities purchased under this Agreement at the time outstanding, each future holder of all such securities, and the Company.

9. Survival of Agreements; Non-Survival of Company Representations and Warranties. Notwithstanding any investigation made by any party to this Agreement or by Jefferies or Ladenburg, all covenants and agreements made by the Company and the Purchaser herein and in the Notes delivered pursuant hereto shall survive the execution of this Agreement, the delivery to the Purchaser of the Notes being purchased and the payment therefor. All representations and warranties made by the Company and the Purchaser herein and in the Notes delivered pursuant hereto shall survive for a period of two years following the later of the date of execution of this Agreement or the date of delivery to the Purchaser of the Notes being purchased upon payment therefor.

10. Headings. The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.

11. Severability. In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

12. Governing Law; Venue. This Agreement is to be construed in accordance with the internal laws of the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees

Annex B-25.

not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each party hereby irrevocably waives any right it may have, and agrees not to request, a jury trial for the adjudication of any dispute hereunder or in connection with or arising out of this Agreement or any transaction contemplated hereby. If either party shall commence a proceeding to enforce any provisions of this Agreement, then the prevailing party in such proceeding shall be reimbursed by the other party for its attorney’s fees and other costs and expenses incurred with the investigation, preparation and prosecution of such proceeding.

13. Counterparts. This Agreement may be executed in counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties. Delivery of an executed counterpart of this Agreement by facsimile transmission or electronic mail in PDF form shall be as effective as delivery of a manually executed counterpart hereof.

14. Entire Agreement. This Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Purchaser makes any representation, warranty, covenant or undertaking with respect to such matters. Each party expressly represents and warrants that it is not relying on any oral or written representations, warranties, covenants or agreements outside of this Agreement.

15. Fees and Expenses. Except as set forth herein, each of the Company and the Purchaser shall pay its respective fees and expenses related to the transactions contemplated by this Agreement.

16. Parties. This Agreement is made solely for the benefit of and is binding upon the Purchaser and the Company and to the extent provided in Section 18, any Person controlling the Company or the Purchaser, the officers and directors of the Company, and their respective executors, administrators, successors and assigns, no other Person shall acquire or have any right under or by virtue of this Agreement except that Jefferies and Ladenburg are intended third-party beneficiary of this Agreement as set forth in Section 18. The term “successor and assigns” shall not include any subsequent purchaser, as such purchaser, of the Notes or of any Conversion Shares issued to such Purchaser upon the conversion of the Notes sold to the Purchaser pursuant to this Agreement.

Annex B-26.

17. Further Assurances. Each party agrees to cooperate fully with the other parties and to execute such further instruments, documents and agreements and to give such further written assurance as may be reasonably requested by any other party to evidence and reflect the transactions described herein and contemplated hereby and to carry into effect the intents and purposes of this Agreement.

18. Reliance by and Exculpation of Jefferies as Closing Agent and Placement Agent and Ladenburg as Placement Agent. The Purchaser acknowledges that (i) Jefferies and Ladenburg have not made, and will not make any representations and warranties with respect to the Company or the offer and sale of the Notes, and the Purchaser will not rely on any statements made by Jefferies or Ladenburg, orally or in writing, to the contrary; (ii) it will be responsible for conducting its own due diligence investigation with respect to the Company and the offer and sale of the Notes, (iii) it will be purchasing Notes based on the results of its own due diligence investigation of the Company, (iv) it has negotiated the offer and sale of the Notes directly with the Company, and Jefferies and Ladenburg will not be responsible for the ultimate success of any such investment and (v) the decision to invest in the Company will involve a significant degree of risk, including a risk of total loss of such investment. The Purchaser further represents and warrants to Jefferies and Ladenburg that it, including any fund or funds that it manages or advises that participates in the offer and sale of the Notes, is permitted under its constitutive documents (including, without limitation, all limited partnership agreements, charters, bylaws, limited liability company agreements, all applicable side letters with investors, and similar documents) to make investments of the type contemplated by this Agreement. In light of the foregoing, to the fullest extent permitted by law, the Purchaser and the Company release each of Jefferies and Ladenburg, their employees, officers and affiliates from any liability with respect to the Purchaser’s participation in the offer and sale of the Notes including, but not limited to, any improper payment made in accordance with the information provided by the Company. This Section 18 shall survive any termination of this Agreement. Jefferies and Ladenburg have introduced the Purchaser to the Company in reliance on the Purchaser’s understanding and agreement to this Section 18.

The parties agree and acknowledge that Jefferies and Ladenburg may rely on the representations, warranties, agreements and covenants of the Company contained in this Agreement and may rely on the representations and warranties of the respective Purchasers contained in this Agreement as if such representations, warranties, agreements, and covenants, as applicable, were made directly to Jefferies and Ladenburg. The parties further agree that Jefferies and Ladenburg may rely on the legal opinions to be delivered pursuant to Section 1.5(b) hereof.

Each party hereto agrees for the express benefit of Jefferies, as Closing Agent and a placement agent, and Ladenburg as a placement agent, that: (1) neither Jefferies nor Ladenburg, nor any of their affiliates or any of their representatives (A) shall be liable for any improper payment made in accordance with the information provided by the Company; (B) makes any representation or warranty, or has any responsibilities as to the validity, accuracy, value or genuineness of any information, certificates or documentation delivered by or on behalf of the Company pursuant to this Agreement; or (C) shall be liable (x) for any action taken, suffered or omitted by any of them in good faith and reasonably believed to be authorized or within the

Annex B-27.

discretion or rights or powers conferred upon it by this Agreement or (y) for anything which any of them may do or refrain from doing in connection with this Agreement, except for such party’s own gross negligence, willful misconduct or bad faith; and (2) Jefferies and Ladenburg, their affiliates and their representatives shall be entitled to (A) rely on, and shall be protected in acting upon, any certificate, instrument, opinion, notice, letter or any other document or security delivered to any of them by or on behalf of the Company, and (B) be indemnified by the Company for acting as placement agents and Closing Agent, respectively, hereunder.

[Remainder of Page Left Intentionally Blank]

Annex B-28.

ANNEX C

REGISTRATION RIGHTS

TERMS AND CONDITIONS

1. Definitions. As used in this Annex C to this Agreement, the following terms shall have the following meanings:

“Additional Filing Deadline” has the meaning set forth in Section 2(f)(v) hereof.

“Additional Interest” has the meaning set forth in Section 2(f) hereof.

“Affiliate” means with respect to any specified person, an “affiliate,” as defined in Rule 144, of such person.

“Amendment Effectiveness Deadline” has the meaning set forth in Section 2(e)(i) hereof.

“Annex C” means this Annex C, “Registration Rights Terms and Conditions.”

“Business Day” means any day, except a Saturday, Sunday or legal holiday on which banking institutions in The City of New York are authorized or obligated by law or executive order to close.

“Common Stock” means the shares of common stock, par value $0.01 per share, of the Company, and any other shares of common stock as may constitute “Common Stock” for purposes of the Indenture, including the Underlying Common Stock.

“Deferral Notice” has the meaning set forth in Section 3(h)(ii) hereof.

“Deferral Period” has the meaning set forth in Section 3(h)(ii) hereof.

“Effective Date” means, with respect to a Shelf Registration Statement, the first date that such Shelf Registration Statement is declared effective.

“Effectiveness Deadline” has the meaning set forth in Section 2(a) hereof.

“Effectiveness Period” means the period commencing on the Effective Date and ending on the earliest to occur of (1) the date all of the Registrable Securities have been sold pursuant to the Shelf Registration Statement, (2) the two-year anniversary of the Effective Date, subject to extension in the event of a suspension of the use of the Prospectus as described herein and (3) the date no Registrable Securities remain outstanding.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Filing Deadline” has the meaning set forth in Section 2(a) hereof.

“FINRA” means the Financial Industry Regulatory Authority, Inc.

Annex C

“Free Writing Prospectus” has the meaning set forth in Rule 405.

“Fundamental Change Repurchase Date” has the meaning set forth in the Indenture.

“Holders” means the beneficial owners from time to time of the Securities and the Underlying Common Stock (as defined herein) issued upon conversion of the Securities.

“indemnified party” has the meaning set forth in Section 6(c).

“indemnifying party” has the meaning set forth in Section 6(c).

“Indenture” means the Indenture to be dated as of the Closing Date between the Company and the Trustee, pursuant to which the Securities are being issued.

“Interest Payment Date” means each February 1 and August 1 of each year.

“Issue Date” means the last date of original issuance of the Securities.

“Issuer Free Writing Prospectus” has the meaning set forth in Rule 433.

“Material Event” has the meaning set forth in Section 3(h) hereof.

“Notice and Questionnaire” means a written notice delivered to the Company containing substantially the information called for by the Selling Securityholder Notice and Questionnaire attached as Annex A to the Private Placement Memorandum of the Company, collectively dated as of January 23, 2013 and January 25, 2013, relating to the Securities.

“Notice Holder” means, on any date, any Holder that has delivered a Notice and Questionnaire to the Company on or prior to such date.

“Purchase Agreement” means the Note Purchase Agreement of which this Annex C is a part.

“Prospectus” means a prospectus relating to a Shelf Registration Statement, as amended or supplemented, and all materials incorporated by reference in such Prospectus.

“Record Date” means each January 15 and July 15 of each year.

“Record Holder” means with respect to any Interest Payment Date relating to any Securities as to which any Additional Interest has accrued, the registered holder of such Security on the Record Date immediately preceding the Interest Payment Date.

“Redemption Date” has the meaning set forth in the Indenture.

“Registrable Securities” means the Securities, the Underlying Common Stock and any securities into or for which such Underlying Common Stock has been converted or exchanged, and any security issued with respect thereto upon any stock dividend, split or similar event until, in the case of any such security, the earlier of (i) its effective registration under the Securities Act and resale in accordance with a Shelf Registration Statement or (ii) resale to the public pursuant to Rule 144.

Annex C-2.

“Registration Default” has the meaning set forth in Section 2(f) hereof.

“Registration Default Period” has the meaning set forth in Section 2(f) hereof.

“Rule 144” means Rule 144 under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.

“Rule 144A” means Rule 144A under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.

“Rule 405” means Rule 405 under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.

“Rule 424” means Rule 424 under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.

“Rule 430B” means Rule 430B under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.

“Rule 433” means Rule 433 under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.

“Scheduled Trading Day” has the meaning set forth in the Indenture.

“SEC” means the Securities and Exchange Commission.

“Securities” means the 3.00% Convertible Senior Notes due 2033 of the Company to be purchased pursuant to the Purchase Agreement.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated by the SEC thereunder.

“Secondary Effectiveness Deadline” has the meaning set forth in Section 2(a) hereof.

“Shelf Registration Statement” has the meaning set forth in Section 2(a) hereof, including amendments to such registration statement, all exhibits to such registration statement and all materials incorporated by reference in such registration statement.

“Special Counsel” means Cooley LLP or one such other successor counsel as shall be specified by the Holders of a majority of the Registrable Securities. For purposes of determining Holders of a majority of the Registrable Securities in this definition, Holders of Securities shall be deemed to be the Holders of the number of shares of Underlying Common Stock into which such Securities have been or would be convertible as of the date the consent is requested.

“Stated Maturity” has the meaning set forth in the Indenture.

Annex C-3.

“Trustee” means Wells Fargo Bank, National Association, the Trustee under the Indenture.

“Underlying Common Stock” means the Common Stock into which the Securities are convertible or issued upon any such conversion.

2. Shelf Registration. (a) The Company shall prepare and file or cause to be prepared and filed with the SEC, as soon as practicable but in any event within 135 days of the Issue Date (the “Filing Deadline”), a registration statement for an offering to be made on a delayed or continuous basis pursuant to Rule 415 of the Securities Act registering the resale from time to time by Holders of the Registrable Securities (a “Shelf Registration Statement”). The Shelf Registration Statement shall be on Form S-3 or another appropriate form permitting registration of the Registrable Securities for resale by the Holders in accordance with the methods of distribution elected by the Holders and set forth in the Shelf Registration Statement. If the Company is eligible pursuant to Rule 430B(b) to omit from the related Prospectus the identities of selling securityholders and the amounts of securities to be registered on their behalf, the Company shall prepare and file each Shelf Registration Statement in a manner as to permit such omission and to allow for the subsequent filing of such information in a Prospectus pursuant to Rule 424(b) in the manner contemplated by Rule 430B(d). The Company shall use its commercially reasonable efforts to cause a Shelf Registration Statement to be declared effective under the Securities Act as promptly as is practicable but in any event by the date (the “Effectiveness Deadline”) that is 270 days after the Issue Date, and to keep a Shelf Registration Statement continuously effective under the Securities Act until the expiration of the Effectiveness Period. Each Holder that became a Notice Holder on or prior to the date five Business Days prior to the date the initial Shelf Registration Statement is declared effective shall be named as a selling securityholder in the initial Shelf Registration Statement and the related Prospectus in such a manner as to permit such Holder to deliver the Prospectus to purchasers of Registrable Securities in accordance with applicable law. None of the Company’s security holders shall have the right to include any of the Company’s securities in a Shelf Registration Statement, other than the Holders. In addition, the Company shall prepare and file or cause to be prepared and filed with the SEC a Shelf Registration Statement that satisfies the foregoing requirements and use its commercially reasonable efforts to cause a Shelf Registration Statement to be declared effective under the Securities Act prior to a Notice of Optional Redemption (as defined in the Indenture) (to the extent that a Shelf Registration Statement covering resales of the Registrable Securities is not then effective) (“Secondary Effectiveness Deadline”).

(b) If a Shelf Registration Statement covering resales of the Registrable Securities ceases to be effective for any reason at any time during the Effectiveness Period (other than because all securities registered thereunder shall have been resold pursuant thereto or shall have otherwise ceased to be Registrable Securities), the Company shall use its commercially reasonable efforts to obtain the prompt withdrawal of any order suspending the effectiveness thereof, and in any event shall within 30 days of such cessation of effectiveness amend the Shelf Registration Statement in a manner reasonably expected to obtain the withdrawal of the order suspending the effectiveness thereof, or file an additional Shelf Registration Statement so that all Registrable Securities outstanding as of the date of such filing are covered by a Shelf Registration Statement. If a new Shelf Registration Statement is filed, the

Annex C-4.

Company shall use its commercially reasonable efforts to cause the new Shelf Registration Statement to become effective as promptly as is practicable after such filing and to keep the new Shelf Registration Statement continuously effective until the end of the Effectiveness Period.

(c) The Company shall amend and supplement the Prospectus and amend the Shelf Registration Statement if required by the rules, regulations or instructions applicable to the registration form used by the Company for such Shelf Registration Statement or file a new Shelf Registration Statement, if required by the Securities Act, or any other documents necessary to name a Notice Holder as a selling securityholder pursuant to Section 2(e) below.

(d) The Company agrees that, unless it obtains the prior consent of the Holders of a majority of the Registrable Securities that are registered under the Shelf Registration Statement at such time or the consent of the managing underwriters in connection with any underwritten offering of Registrable Securities, and each Holder agrees that, unless it obtains the prior written consent of the Company and any such underwriters, it will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a Free Writing Prospectus required to be filed with the SEC. The Company represents that any Issuer Free Writing Prospectus prepared by it or authorized by it in writing for use by such Holder will not include any information that conflicts with the information contained in the Shelf Registration Statement or the Prospectus and, any such Issuer Free Writing Prospectus, when taken together with the information in the Shelf Registration Statement and the Prospectus, will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(e) Each Holder may sell Registrable Securities pursuant to a Shelf Registration Statement and related Prospectus only in accordance with this Section 2(e) and Section 3(h). Each Holder wishing to sell Registrable Securities pursuant to a Shelf Registration Statement and related Prospectus shall deliver a Notice and Questionnaire to the Company prior to any intended distribution of Registrable Securities under the Shelf Registration Statement. From and after the date the initial Shelf Registration Statement is declared effective, the Company shall, as promptly as practicable after the date a fully completed Notice and Questionnaire is delivered, and in any event no later than the later of (x) 15 calendar days after such date or (y) 15 calendar days after the expiration of any Deferral Period in effect when the Notice and Questionnaire is delivered or put into effect within 5 Business Days of such delivery date:

(i) if required by applicable law, file with the SEC a post-effective amendment to the Shelf Registration Statement or prepare and, if required by applicable law, file a supplement to the related Prospectus or a supplement or amendment to any document incorporated therein by reference or file a new Shelf Registration Statement or any other required document so that the Holder delivering such Notice and Questionnaire is named as a selling securityholder in a Shelf Registration Statement and the related Prospectus in such a manner as to permit such Holder to deliver such Prospectus to purchasers of the Registrable Securities in accordance with applicable law and, if the Company shall file a post-effective amendment to a Shelf Registration Statement or shall file a new Shelf Registration Statement, the Company shall use its commercially reasonable efforts to cause such post-effective amendment or new Shelf

Annex C-5.

Registration Statement to be declared effective under the Securities Act as promptly as is practicable, but in any event by the date (the “Amendment Effectiveness Deadline”) that is 45 days after the date such post-effective amendment or new Shelf Registration Statement is required by this clause to be filed;

(ii) provide such Holder, upon request and without charge, copies of any documents filed pursuant to Section 2(e)(i); and

(iii) notify Special Counsel as promptly as practicable after the effectiveness under the Securities Act of any new Shelf Registration Statement or post-effective amendment filed pursuant to Section 2(e)(i);

provided that if such Notice and Questionnaire is delivered during a Deferral Period, the Company shall so inform the Holder delivering such Notice and Questionnaire and shall take the actions set forth in clauses (i), (ii) and (iii) above upon expiration of the Deferral Period in accordance with Section 3(h). Notwithstanding anything contained herein to the contrary, the Company shall be under no obligation to name any Holder that is not a Notice Holder as a selling securityholder in any Shelf Registration Statement or related Prospectus.

(f) The parties hereto agree that the Holders of Registrable Securities will suffer damages, and that it would not be feasible to ascertain the extent of such damages with precision, if:

(i) a Shelf Registration Statement has not been filed on or prior to the Filing Deadline;

(ii) a Shelf Registration Statement has not been declared effective under the Securities Act on or prior to the Effectiveness Deadline

(iii) a Shelf Registration Statement, if required pursuant to the last sentence of Section 2(a), has not been delcared effective under the Securities Act on or prior to Secondary Effectiveness Deadline;

(iv) the Company has failed to perform its obligations set forth in Section 2(e)(i) within the time period required therein;

(v) a new Shelf Registration Statement or a post-effective amendment to a Shelf Registration Statement filed pursuant to Section 2(e)(i) has not become effective under the Securities Act on or prior to the Amendment Effectiveness Deadline;

(vi) a supplement to a Prospectus is required to be filed with the SEC pursuant to Section 2(e)(i) and fails to be filed with the SEC within the prescribed period and in the manner set forth in Section 2(e) above (a date such filing is required to be made, an “Additional Filing Deadline”); or

(vii) the aggregate duration of Deferral Periods in any period exceeds the number of days permitted in respect of such period pursuant to Section 3(h) hereof.

Annex C-6.

Each event described in any of the foregoing clauses (i) through (vii) is individually referred to herein as a “Registration Default.” For purposes of this Annex C, each Registration Default set forth above shall begin and end on the dates set forth in the table set forth below:

Type of Registration Default by Clause	Beginning Date	Ending Date

(i)	Filing Deadline	the date a Shelf Registration Statement is filed

(ii)	Effectiveness Deadline	the date a Shelf Registration Statement becomes effective under the Securities Act

(iii)	Secondary Effectiveness Deadline	the date thereafter a Shelf Registration Statement becomes effective under the Securities Act

(iv)	the date by which the Company is required to perform its obligations under Section 2(e)(i) (taking into account the last sentence of Section 2(e))	the date the Company performs its obligations set forth in Section 2(e)(i)

(v)	the Amendment Effectiveness Deadline (taking into account the last sentence of Section 2(e))	the date the applicable post-effective amendment to a Shelf Registration Statement or a new Shelf Registration Statement becomes effective under the Securities Act

(vi)	the Additional Filing Deadline	the date the applicable supplement to a Prospectus is filed with the SEC in the manner set forth in Section 2(e)

(vii)	the date on which the aggregate duration of Deferral Periods in any period exceeds the number of days permitted by Section 3(h)	termination of the Deferral Period that caused the limit on the aggregate duration of Deferral Periods to be exceeded

For purposes of this Annex C, Registration Defaults shall begin on the dates set forth in the table above and shall continue until the ending dates set forth in the table above.

Commencing on (and including) any date that a Registration Default has begun and ending on (but excluding) the next date on which there are no Registration Defaults that have occurred and are continuing (a “Registration Default Period”), the Company shall pay to Record

Annex C-7.

Holders of Registrable Securities in respect of each day in the Registration Default Period, additional interest at a rate per annum equal to (i) on the Securities that are Registrable Securities at an annual rate of 0.50% of the aggregate principal amount of such outstanding Securities and (ii) on the shares of Common Stock that have been issued upon conversion of the Securities and that are Registrable Securities at an annual rate equal to 0.50% of an amount equal to the number of shares of such Common Stock multiplied by the quotient of $1,000 divided by the conversion rate during such periods (collectively for clauses (i) and (ii), the “Additional Interest”); provided that in the case of a Registration Default Period that is in effect solely as a result of a Registration Default of the type described in clause (iv), (v) or (vi) of the preceding paragraph, such Additional Interest shall be paid only to the Holders (as set forth in the succeeding paragraph) that have delivered Notices and Questionnaires that caused the Company to incur the obligations set forth in Section 2(e) the non-performance of which is the basis of such Registration Default. Notwithstanding the foregoing, no Additional Interest shall accrue as to any Security from and after the earlier of (x) the date such security is no longer a Registrable Security and (y) expiration of the Effectiveness Period. The rate of accrual of the Additional Interest with respect to any period shall not exceed the rate provided for in this paragraph notwithstanding the occurrence of multiple concurrent Registration Defaults.

The Additional Interest shall accrue from the first day of the applicable Registration Default Period, and shall be payable on each Interest Payment Date during the Registration Default Period (and on the Interest Payment Date next succeeding the end of the Registration Default Period if the Registration Default Period does not end on an Interest Payment Date) to the Record Holders of the Securities entitled thereto; provided that any Additional Interest accrued with respect to any Security or portion thereof redeemed by the Company on a redemption date or purchased by the Company on a repurchase date prior to the Interest Payment Date, shall, in any such event, be paid instead to the Holder who submitted such Security or portion thereof for redemption or repurchase on the applicable Redemption Date or repurchase date, as the case may be, on such date, unless the Redemption Date or the Fundamental Change Repurchase Date, as the case may be, falls after the Record Date immediately preceding the Interest Payment Date and on or prior to the corresponding Interest Payment Date, in which case the Record Holder shall receive such interest; provided further that upon conversion of any Security, the Holder or Record Holder thereof shall not be entitled to any Additional Interest except for conversions after the close of business on a Record Date but on or prior to the opening of business on the Scheduled Trading Day immediately following the corresponding Interest Payment Date, in which case the Record Holder shall receive such Additional Interest and the converting Holder shall be required to pay an amount equal to such interest to the Company; provided, however that no such payment need be made (i) for conversion following the Record Date immediately preceding the Stated Maturity of the Notes, (ii) if the Company has specified a Redemption Date, (iii) if the Company has specified a Fundamental Change Repurchase Date that is after the relevant Record Date and on or prior to the second Scheduled Trading Day immediately following the corresponding Interest Payment Date, or (iv) to the extent of any overdue Additional Interest, if any such overdue Additional Interest exists at the time of conversion with respect to such Security. The Trustee shall be entitled, on behalf of registered holders of Securities, to seek any available remedy for the enforcement of this Annex C, including for the payment of such Additional Interest. Notwithstanding the foregoing, the parties agree that the sole damages payable for a violation of the terms of this Annex C with respect to

Annex C-8.

which additional interest is expressly provided shall be such Additional Interest. Nothing shall preclude any Holder from pursuing or obtaining specific performance or other equitable relief with respect to this Annex C.

All of the Company’s obligations set forth in this Section 2(f) that are outstanding with respect to any Registrable Security at the time such security ceases to be a Registrable Security shall survive until such time as all such obligations with respect to such security have been satisfied in full (notwithstanding termination of this Annex C pursuant to Section 8(j)).

The parties hereto agree that the additional interest provided for in this Section 2(f) constitutes a reasonable estimate of the damages that may be incurred by Holders of Registrable Securities by reason of the failure of a Shelf Registration Statement to be filed or declared effective or available for effecting resales of Registrable Securities in accordance with the provisions hereof.

3. Registration Procedures. In connection with the registration obligations of the Company under Section 2 hereof, the Company shall:

(a) Before filing any Shelf Registration Statement or Prospectus or any amendments or supplements thereto with the SEC, furnish to the Notice Holders and the Special Counsel of such offering, if any, copies of all such documents proposed to be filed at least two Business Days prior to the filing of such Shelf Registration Statement or amendment thereto or Prospectus or supplement thereto (other than supplements that do nothing more than name Notice Holders and provide information with respect thereto).

(b) Subject to Section 3(h) prepare and file with the SEC such amendments and post-effective amendments to each Shelf Registration Statement as may be necessary to keep such Shelf Registration Statement continuously effective during the Effectiveness Period; cause the related Prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) under the Securities Act; and use its commercially reasonable efforts to comply with the provisions of the Securities Act applicable to it with respect to the disposition of all securities covered by such Shelf Registration Statement during the Effectiveness Period in accordance with the intended methods of disposition by the sellers thereof set forth in such Shelf Registration Statement as so amended or such Prospectus as so supplemented.

(c) As promptly as practicable give notice to the Special Counsel, (i) when any Prospectus, prospectus supplement, Shelf Registration Statement or post-effective amendment to a Shelf Registration Statement has been filed with the SEC and, with respect to a Shelf Registration Statement or any post-effective amendment, when the same has been declared effective (other than supplements that do nothing more than name Notice Holders and provide information with respect thereto), (ii) of any request, following the effectiveness of the initial Shelf Registration Statement under the Securities Act, by the SEC or any other federal or state governmental authority for amendments or supplements to any Shelf Registration Statement or related Prospectus or for additional information, (iii) of the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of any Shelf Registration Statement or the initiation or threatening of any proceedings for that purpose,

Annex C-9.

(iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, (v) of the occurrence of, but not the nature of or details concerning, a Material Event and (vi) of the determination by the Company that a post-effective amendment to a Shelf Registration Statement will be filed with the SEC, which notice may, at the discretion of the Company (or as required pursuant to Section 3(h)) state that it constitutes a Deferral Notice, in which event the provisions of Section 3(h) shall apply. As promptly as practicable after the effectiveness of any Shelf Registration Statement, the Company shall issue a press release to PR Newswire announcing such effectiveness.

(d) Use its commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of a Shelf Registration Statement or the lifting of any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction in which they have been qualified for sale, in either case at the earliest possible moment, and provide immediate notice to each Notice Holder of the withdrawal of any such order.

(e) As promptly as practicable furnish to each Notice Holder and the Special Counsel, upon request and without charge, at least one conformed copy of each Shelf Registration Statement and any amendment thereto, including exhibits and all documents incorporated or deemed to be incorporated therein by reference.

(f) During the Effectiveness Period, deliver to each Notice Holder and the Special Counsel, in connection with any sale of Registrable Securities pursuant to a Shelf Registration Statement, without charge, copies of the Prospectus relating to such Registrable Securities (including each preliminary prospectus) and any amendment or supplement thereto as such Notice Holder may reasonably request; and the Company hereby consents (except during such periods that a Deferral Notice is outstanding and has not been revoked) to the use of such Prospectus or each amendment or supplement thereto by each Notice Holder in connection with any offering and sale of the Registrable Securities covered by such Prospectus or any amendment or supplement thereto in the manner set forth therein.

(g) Prior to any public offering of the Registrable Securities pursuant to a Shelf Registration Statement, use its commercially reasonable efforts to register or qualify or cooperate with the Notice Holders and the Special Counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions within the United States as any Notice Holder reasonably requests in writing (which request may be included in the Notice and Questionnaire); prior to any public offering of the Registrable Securities pursuant to a Shelf Registration Statement, use its commercially reasonable efforts to keep each such registration or qualification (or exemption therefrom) effective during the Effectiveness Period in connection with such Notice Holder’s offer and sale of Registrable Securities pursuant to such registration or qualification (or exemption therefrom) and do any and all other acts or things reasonably necessary or advisable to enable the disposition in such jurisdictions of such Registrable Securities in the manner set forth in the Shelf Registration Statement and the related Prospectus; provided that the Company will not be required to (i) qualify as a foreign corporation

Annex C-10.

or as a dealer in securities in any jurisdiction where it would not otherwise be required to qualify but for this Annex C or (ii) take any action that would subject it to general service of process in suits or to taxation in any such jurisdiction where it is not then so subject.

(h) Upon (A) the issuance by the SEC of a stop order suspending the effectiveness of a Shelf Registration Statement or the initiation of proceedings with respect to a Shelf Registration Statement under Section 8(d) or 8(e) of the Securities Act, (B) the occurrence of any event or the existence of any fact (a “Material Event”) as a result of which a Shelf Registration Statement shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or any Prospectus shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (C) the occurrence or existence of any pending corporate development that, in the reasonable discretion of the Company, makes it appropriate to suspend the availability of a Shelf Registration Statement and the related Prospectus:

(i) in the case of clause (B) above, as promptly as practicable prepare and file, if necessary pursuant to applicable law, a post-effective amendment to such Shelf Registration Statement or a supplement to the related Prospectus or any document incorporated therein by reference or file any other required document that would be incorporated by reference into such Shelf Registration Statement and Prospectus so that such Shelf Registration Statement does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and such Prospectus does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, as thereafter delivered to the purchasers of the Registrable Securities being sold thereunder, and, in the case of a post-effective amendment to a Shelf Registration Statement, use its commercially reasonable efforts to cause it to be declared effective as promptly as is practicable, and

(ii) give notice to the Special Counsel, or issue a press release announcing, that the availability of a Shelf Registration Statement is suspended (a “Deferral Notice”).

The Company will use its commercially reasonable efforts to ensure that the use of the Prospectus may be resumed (x) in the case of clause (A) above, as promptly as is practicable, (y) in the case of clause (B) above, as soon as, in the sole judgment of the Company, public disclosure of such Material Event would not be prejudicial to or contrary to the interests of the Company or, if necessary to avoid unreasonable burden or expense, as soon as practicable thereafter and (z) in the case of clause (C) above, as soon as in the reasonable discretion of the Company, such suspension is no longer appropriate. Any such period during which the availability of the Shelf Registration Statement and any Prospectus is suspended (the “Deferral Period”) shall, without incurring any obligation to pay additional interest pursuant to Section 2(f), not exceed 60 days in any 90-day period or an aggregate of 120 days in any 12-month period.

Annex C-11.

(i) If requested in writing in connection with a disposition of Registrable Securities pursuant to a Shelf Registration Statement, make reasonably available for inspection during normal business hours by a representative for the Notice Holders of such Registrable Securities, any broker-dealers, attorneys and accountants retained by such Notice Holders, and any attorneys or other agents retained by a broker-dealer engaged by such Notice Holders, all relevant financial and other records and pertinent corporate documents and properties of the Company and its subsidiaries, and cause the appropriate officers, directors and employees of the Company and its subsidiaries to make reasonably available for inspection during normal business hours on reasonable notice all relevant information reasonably requested by such representative for the Notice Holders, or any such broker-dealers, attorneys or accountants in connection with such disposition, in each case as is customary for similar “due diligence” examinations; provided that such persons shall first agree in writing with the Company that any non-public information shall be used solely for the purposes of satisfying “due diligence” obligations under the Securities Act and exercising rights under this Annex C and shall be kept confidential by such persons, unless (i) disclosure of such information is required by court or administrative order or is necessary to respond to inquiries of regulatory authorities, (ii) such information becomes generally available to the public other than as a result of a disclosure or failure to safeguard by any such person or (iii) such information becomes available to any such person from a source other than the Company and such source is not bound by a confidentiality agreement, and provided further that the foregoing inspection and information gathering shall, to the greatest extent possible, be coordinated on behalf of all the Notice Holders and the other parties entitled thereto by the Special Counsel; and provided, further, that the Company shall not be required to provide commercially sensitive materials to direct competitors of the Company. Any person legally compelled to disclose any such confidential information made available for inspection shall as soon as practicable provide the Company with prior written notice of such requirement so that the Company may seek a protective order or other appropriate remedy and such person shall take such actions as reasonably necessary to protect the confidentiality of such information (if practicable) to the extent such action is otherwise not inconsistent with, an impairment of or in derogation of the rights and interest of the Holder.

(j) Comply with all applicable rules and regulations of the SEC and make generally available to its securityholders earning statements (which need not be audited) satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any similar rule promulgated under the Securities Act) for a 12-month period commencing on the first day of the first fiscal quarter of the Company commencing after the effective date of a Shelf Registration Statement, which statements shall be made available no later than 45 days after the end of the 12-month period or 90 days if the 12-month period coincides with the fiscal year of the Company.

(k) Cooperate with each Notice Holder to facilitate the timely preparation and delivery of certificates or book-entry statements representing Registrable Securities sold or to be sold pursuant to a Shelf Registration Statement, which certificates shall not bear any restrictive legends as permitted under the Securities Act, and cause such Registrable Securities to be in such denominations as are permitted by the Indenture and registered in such names as such Notice Holder may request in writing at least one Business Day prior to any sale of such Registrable Securities.

Annex C-12.

(l) Provide a CUSIP number for all Registrable Securities covered by each Shelf Registration Statement not later than the effective date of such Shelf Registration Statement and provide the Trustee and the transfer agent for the Common Stock with printed certificates or book-entry statements for the Registrable Securities that are in a form eligible for deposit with The Depository Trust Company.

(m) Cooperate and assist in any filings required to be made with FINRA.

(n) Cause the Underlying Common Stock covered by the Shelf Registration Statement to be listed or quoted, as the case may be, on each securities exchange or automated quotation system on which the Common Stock is then listed or quoted.

4. Holder’s Obligations. (a) Each Holder agrees, by acquisition of the Registrable Securities, that no Holder shall be entitled to sell any of such Registrable Securities pursuant to a Shelf Registration Statement or to receive a Prospectus relating thereto, unless such Holder has furnished the Company with a Notice and Questionnaire as required pursuant to Section 2(e) hereof (including the information required to be included in such Notice and Questionnaire) and the information set forth in the next sentence. Each Notice Holder agrees promptly to furnish to the Company all information required to be disclosed in order to make the information previously furnished to the Company by such Notice Holder not misleading and any other information regarding such Notice Holder and the distribution of such Registrable Securities as the Company may from time to time reasonably request. Any sale of any Registrable Securities by any Holder shall constitute a representation and warranty by such Holder that the information relating to such Holder and its plan of distribution is as set forth in the Prospectus delivered by such Holder in connection with such disposition, that such Prospectus does not as of the time of such sale contain any untrue statement of a material fact relating to or provided by such Holder or its plan of distribution and that such Prospectus does not as of the time of such sale omit to state any material fact relating to or provided by such Holder or its plan of distribution necessary to make the statements in such Prospectus, in the light of the circumstances under which they were made, not misleading. Each Holder further agrees not to sell any Registrable Securities pursuant to the Shelf Registration Statement without delivering, or, if permitted by applicable securities law, making available, to the purchaser thereof a Prospectus in accordance with the requirements of applicable securities laws. Each Holder further agrees that such Holder will not make any offer relating to the Registrable Securities pursuant to the Shelf Registration Statement that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a Free Writing Prospectus, unless it has obtained the prior written consent of the Company.

(b) Upon receipt of any Deferral Notice, each Notice Holder agrees not to sell any Registrable Securities pursuant to any Shelf Registration Statement until such Special Counsel’s receipt of copies of the supplemented or amended Prospectus provided for in Section 3(h)(i), or until it is advised in writing by the Company that the Prospectus may be used.

5. Registration Expenses. The Company shall bear all fees and expenses incurred in connection with the performance by the Company of its obligations under Sections 2 and 3 of this Annex C whether or not any Shelf Registration Statement is declared effective. Such fees and expenses shall include, without limitation, (i) all registration and filing fees (including,

Annex C-13.

without limitation, fees and expenses (x) with respect to filings required to be made with FINRA and the SEC and (y) of compliance with federal and state securities or Blue Sky laws (including, without limitation, reasonable fees and disbursements of the Special Counsel in connection with Blue Sky qualifications of the Registrable Securities under the laws of such jurisdictions as Notice Holders of a majority of the Registrable Securities being sold pursuant to a Shelf Registration Statement may designate), (ii) printing expenses (including, without limitation, expenses of printing certificates for Registrable Securities in a form eligible for deposit with The Depository Trust Company), (iii) all reasonable expenses of any persons in preparing or assisting in preparing, word processing, printing and distributing any Shelf Registration Statement, any Prospectus, any amendments or supplements thereto, and any securities sales agreements and other documents relating to the performance of and compliance with this Annex C, (iv) reasonable fees and disbursements of counsel for the Company in connection with any Shelf Registration Statement, (v) reasonable fees and disbursements of the Trustee and its counsel and of the registrar and transfer agent for the Common Stock, (vi) Securities Act liability insurance obtained by the Company in its sole discretion and (vii) the reasonable fees and disbursements of Special Counsel, provided that such fees shall not exceed $25,000 and supporting documentation for such fees and disbursements has been provided to the Company. In addition, the Company shall pay the internal expenses of the Company (including, without limitation, all salaries and expenses of officers and employees performing legal or accounting duties), the expense of any annual audit, the fees and expenses incurred in connection with the listing by the Company of the Registrable Securities on any securities exchange on which similar securities of the Company are then listed and the fees and expenses of any person, including special experts, retained by the Company. Notwithstanding the provisions of this Section 5, each seller of Registrable Securities shall pay any broker’s commission, agency fee or underwriter’s discount or commission in connection with the sale of the Registrable Securities under a Shelf Registration Statement.

6. Indemnification and Contribution.

(a) The Company agrees to indemnify and hold harmless each Notice Holder, each person, if any, who controls any Notice Holder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of any Notice Holder within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim), as incurred, caused by or that are based upon or arise as of any untrue statement or alleged untrue statement of a material fact contained in any Shelf Registration Statement or any amendment thereof, any preliminary prospectus or any Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any Issuer Free Writing Prospectus prepared by it or authorized by it in writing for use by such Notice Holder (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in the light of the circumstances under which they were made, except to the extent such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Notice Holder furnished to the Company in writing by or on behalf of such Notice Holder expressly for use therein; provided that the

Annex C-14.

foregoing indemnity shall not inure to the benefit of any Notice Holder (or to the benefit of any person controlling such Notice Holder) from whom the person asserting such losses, claims, damages or liabilities purchased the Registrable Securities, if a copy of the Prospectus or the Issuer Free Writing Prospectus (both as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Notice Holder to such person, if required by law so to have been delivered at or prior to the written confirmation of the sale of the Registrable Securities to such person, and if the Prospectus or the Issuer Free Writing Prospectus (both as so amended or supplemented) would have cured the defect giving rise to such losses, claims, damages or liabilities, unless such failure is the result of noncompliance by the Company under this Annex C.

(b) Each Notice Holder agrees severally and not jointly to indemnify and hold harmless the Company and its directors, its officers who sign any Shelf Registration Statement and each person, if any, who controls the Company (within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act) or any other Notice Holder, to the same extent as the foregoing indemnity from the Company to such Notice Holder, but only (i) to the extent such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based solely upon information relating to such Notice Holder furnished to the Company in writing by or on behalf of such Notice Holder expressly for use in such Shelf Registration Statement or Prospectus or amendment or supplement thereto or (ii) to the extent that such Notice Holder fails to send or deliver a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto), but only if (A) the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such losses, claims, damages or liabilities and (B) such failure is not the result of noncompliance by the Company under this Annex C. In no event shall the liability of any Notice Holder hereunder be greater in amount than the dollar amount of the net proceeds received by such Notice Holder upon the sale of the Registrable Securities pursuant to the Shelf Registration Statement giving rise to such indemnification obligation.

(c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 6(a) or 6(b) hereof, such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the reasonable fees and disbursements of such counsel related to such proceeding; provided that the failure of any indemnified party to give such notice shall not relieve the indemnifying party of its obligations or liabilities pursuant to this Annex C, except (and only) to the extent that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) that such failure shall have materially and adversely prejudiced the indemnifying party. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the indemnifying party shall have failed promptly to assume

Annex C-15.

the defense of such proceeding and to employ counsel reasonably satisfactory to such indemnified party in any such proceeding or (iii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by, in the case of parties indemnified pursuant to Section 6(a), the Holders of a majority (with Holders of Securities deemed to be the Holders, for purposes of determining such majority, of the number of shares of Underlying Common Stock into which such Securities are or would be convertible as of the date on which such designation is made) of the Registrable Securities covered by the Shelf Registration Statement held by Holders that are indemnified parties pursuant to Section 6(a) and, in the case of parties indemnified pursuant to Section 6(b), the Company. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, which consent shall not be unreasonably withheld, delayed or conditioned, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

(d) To the extent that the indemnification provided for in Section 6(a) or 6(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company shall be deemed to be equal to the total net proceeds from the initial issuance of the Securities to which such losses, claims, damages or liabilities relate. The relative benefits received by any Holder shall be deemed to be equal to the value of receiving registration rights under this Annex C for the Registrable Securities. The relative fault of the Holders on the one hand and the Company on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Holders or by the Company, and the parties’ relative intent, knowledge, access to information

Annex C-16.

and opportunity to correct or prevent such statement or omission. The Holders’ respective obligations to contribute pursuant to this Section 6(d) are several in proportion to the respective number of Registrable Securities they have sold pursuant to a Shelf Registration Statement, and not joint.

The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 6(d) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding this Section 6(d), no indemnifying party that is a selling Holder shall be required to contribute any amount in excess of the amount by which the net proceeds received by such Holder from the sale of the Registrable Securities giving rise to the indemnification obligation exceeds the amount of any damages that such indemnifying party has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(e) The remedies provided for in this Section 6 are not exclusive and shall not limit any rights or remedies which may otherwise be available to an indemnified party at law or in equity, hereunder, under the Purchase Agreement or otherwise.

(f) The indemnity and contribution provisions contained in this Section 6 shall remain operative and in full force and effect regardless of (i) any termination of this Annex C, (ii) any investigation made by or on behalf of any Holder, any person controlling any Holder or any affiliate of any Holder or by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) the sale of any Registrable Securities by any Holder pursuant to the Shelf Registration Statement.

7. [Reserved].

8. Miscellaneous.

(a) No Conflicting Agreements. The Company is not, as of the date hereof, a party to, nor shall it, on or after the date of this Annex C, enter into, any agreement with respect to its securities that conflicts with the rights granted to the Holders in this Annex C. The Company represents and warrants that the rights granted to the Holders hereunder do not in any way conflict with the rights granted to the holders of the Company’s securities under any other agreements.

(b) Amendments and Waivers. The provisions of this Annex C, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Company has obtained the written consent of Holders of a majority of the then outstanding

Annex C-17.

Underlying Common Stock constituting Registrable Securities (with Holders of Securities deemed to be the Holders, for purposes of this Section, of the number of outstanding shares of Underlying Common Stock into which such Securities are or would be convertible as of the date on which such consent is requested). Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders whose securities are being sold pursuant to a Shelf Registration Statement and that does not directly or indirectly affect the rights of other Holders may be given by Holders of at least a majority of the Registrable Securities being sold by such Holders pursuant to such Shelf Registration Statement; provided that the provisions of this sentence may not be amended, modified or supplemented except in accordance with the provisions of the immediately preceding sentence. Each Holder of Registrable Securities outstanding at the time of any such amendment, modification, supplement, waiver or consent or thereafter shall be bound by any such amendment, modification, supplement, waiver or consent effected pursuant to this Section 8(b) whether or not any notice, writing or marking indicating such amendment, modification, supplement, waiver or consent appears on the Registrable Securities or is delivered to such Holder.

(c) Notices. All notices and other communications provided for or permitted under this Annex C shall be made in writing by hand delivery, by fax, by courier or by first-class mail, return receipt requested, and shall be deemed given (i) when made, if made by hand delivery, (ii) upon confirmation, if made by telecopier, (iii) one Business Day after being deposited with such courier, if made by overnight courier or (iv) on the date indicated on the notice of receipt, if made by first-class mail, to the parties as follows:

(i) if to a Holder, at the most current address given by such Holder to the Company in a Notice and Questionnaire or any amendment thereto;

(ii) if to the Company, to:

OPKO Health, Inc.

4400 Biscayne Blvd.

Miami, Florida 33137

Attention: Kate Inman, Deputy General Counsel

E-mail: kinman@opko.com

Facsimile: (305) 575-4140

with a copy to:

Akerman Senterfitt

One Southeast Third Avenue

25th Floor

Miami, Florida 33131

Attention: Teddy D. Klinghoffer, Esq.

E-mail: teddy.klinghoffer@akerman.com

Attention: Esther L. Moreno, Esq.

E-mail: esther.moreno@akerman.com

Facsimile: (305) 374-5095

or to such other person at such other place as the Company shall designate to the Holders in writing.

Annex C-18.

(d) Approval of Holders. Whenever the consent or approval of Holders of a specified percentage of Registrable Securities is required hereunder, Registrable Securities held by the Company or its affiliates (as such term is defined in Rule 405 under the Securities Act) (other than Holders if such Holders are deemed to be such affiliates solely by reason of their holdings of such Registrable Securities or other securities of the Company) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

(e) Successors and Assigns. Any person who purchases any Registrable Securities from any Purchaser shall be deemed, for purposes of this Annex C, to be an assignee of such Purchaser. This Annex C shall inure to the benefit of and be binding upon the successors and assigns of each of the parties and shall inure to the benefit of and be binding upon each Holder of any Registrable Securities, provided that nothing herein shall be deemed to permit any assignment, transfer or other disposition of Registrable Securities in violation of the terms of the Indenture. If any transferee of any Holder shall acquire Registrable Securities, in any manner, whether by operation of law or otherwise, such Registrable Securities shall be held subject to all of the terms of this Annex C, and by taking and holding such Registrable Securities, such person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Annex C and such person shall be entitled to receive the benefits hereof.

(f) Headings; Section References. The headings in this Annex C are for convenience of reference only and shall not limit or otherwise affect the meaning hereof. Unless otherwise specified, section references in this Annex C shall be to sections of this Annex C and not to the Purchase Agreement.

(g) Governing Law. THIS ANNEX C SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

(h) Severability. If any term, provision, covenant or restriction of this Annex C is held to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, and the parties hereto shall use their best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction, it being intended that all of the rights and privileges of the parties shall be enforceable to the fullest extent permitted by law.

(i) Entire Agreement. This Annex C is intended by the parties as a final expression of their agreement and is intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and the registration rights granted by the Company with respect to the Registrable

Annex C-19.

Securities. Except as provided in the Purchase Agreement, there are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein, with respect to the registration rights granted by the Company with respect to the Registrable Securities. This Annex C supersedes all prior agreements and undertakings among the parties with respect to such registration rights. No party hereto shall have any rights, duties or obligations other than those specifically set forth in this Annex C. In no event will such methods of distribution take the form of an underwritten offering of the Registrable Securities without the prior agreement of the Company.

(j) Termination. This Annex C and the obligations of the parties hereunder shall terminate upon the end of the Effectiveness Period, except for any liabilities or obligations under Section 4, 5 or 6 hereof, any confidentiality obligations under Section 3(i) hereof, and the obligations to make payments of and provide for additional interest under Section 2(f) hereof to the extent such additional interest accrues prior to the end of the Effectiveness Period, each of which shall remain in effect in accordance with its terms.

[Remainder of Page Left Intentionally Blank]

Annex C-20.

ANNEX D

FORM OF INDENTURE

Attached

Annex D

ANNEX E

Form of Opinion of Akerman Senterfitt

Corporate counsel for the Company shall deliver an opinion substantially similar in substance as follows.

As used herein the following terms have the respective meanings set forth below:

“Applicable Agreements” means the agreements filed as exhibits to the SEC Reports (as defined in the Note Purchase Agreement).

“Applicable Orders” means every judgment, order, writ, injunction or decree of any arbitral panel, court or other Governmental Authority by which the Company or any of its properties is bound and that is material in relation to the business, operations, affairs, financial condition, assets, or properties of the Company, as certified to us by an officer of the Company.

“Company Bylaws” means the Company’s Amended and Restated Bylaws.

“Company Certificate of Incorporation” means the Company’s Amended and Restated Certificate of Incorporation.

“DGCL” means the Delaware General Corporation Law.

“Governmental Approval” means any consent, approval, license, authorization or validation of, or filing, recording or registration with, any Governmental Authority pursuant to applicable laws of the State of New York, the applicable laws of the State of Florida, the DGCL or the applicable laws of the United States of America.

“Governmental Authority” means any executive, legislative, judicial, administrative or regulatory body of the State of New York, the State of Florida, the State of Delaware or the United States of America.

“Opinion Documents” means, collectively, (i) the Note Purchase Agreement, (ii) the Notes, and (iii) the Indenture.

“Organizational Documents” means, collectively, the Company Certificate of Incorporation and the Company Bylaws.

“Person” has the meaning given to such term in the Note Purchase Agreement.

“Placement Memorandum” has the meaning given to such term in the Note Purchase Agreement.

Annex E

Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

1.	The Company is validly existing as a corporation and in good standing under the laws of the State of Delaware, and has the corporate power and authority to own its properties and conduct its business as described in the Placement Memorandum.

2.	The authorized capital stock of the Company conforms in all material respects as to legal matters to the description thereof contained in the “Description of Capital Stock” section in the Placement Memorandum. The form of certificate used to evidence the Conversion Shares complies with all applicable requirements of the Organizational Documents and DGCL.

3.	The Company has the corporate power and authority under the laws of the State of Delaware to execute and deliver the Opinion Documents to which it is a party and perform all of its obligations under such Opinion Documents. The execution and delivery of such Opinion Documents and the performance by the Company of its obligations thereunder have been duly authorized by all requisite corporate action.

4.	Each Opinion Document has been duly executed and delivered by or on behalf of the Company.

5.	None of the execution and delivery of the Opinion Documents to which the Company is a party, nor the performance by the Company of its obligations thereunder will (i) violate the Company’s Organizational Documents; (ii) constitute a breach or violation of, or a default under, any Applicable Agreement; (iii) result in the imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to any Applicable Agreement; (iv) result in the contravention of any Applicable Order; or (v) violate any applicable law of the State of New York, any applicable law of the State of Florida, the DGCL, or any applicable law of the United States of America.

6.	The statements in the “Description of Notes” and “Description of Capital Stock” sections in the Placement Memorandum, to the extent that such information purports to constitute a summary of the documents and securities referred to therein, constitute accurate and complete summaries of such documents and securities in all material respects.

7.	The statements in the “Certain United States Federal Income Tax Considerations” and “Certain ERISA Considerations” sections in the Placement Memorandum, insofar as such statements purport to summarize certain federal income tax laws of the United States or ERISA considerations, constitute accurate summaries of the principal U.S. federal income tax and ERISA consequences of an investment in the Notes in all material respects.

8.	Each of the Note Purchase Agreement and the Indenture constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms under applicable laws of the State of New York.

Annex E-2.

9.	When authenticated by the Trustee in the manner provided in the Indenture and paid for by the Purchasers and delivered in accordance with the Note Purchase Agreement, the Notes will constitute valid and binding obligations of the Company, entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, under applicable laws of the State of New York.

10.	No Governmental Approval is required to authorize, or is required in connection with, the issuance of the Notes (and the Conversion Shares into which the Notes are convertible) by the Company or the execution, delivery or performance of any of the Opinion Documents by the Company, or the enforceability of any of the Opinion Documents against the Company, except for those Governmental Approvals that have been obtained or taken and are in full force and effect, and any filings, applications or notices as may be required with The New York Stock Exchange in connection with the listing of the Conversion Shares and any state blue sky authority, as to which we do not express any opinions.

11.	The Company is not, and, after giving effect to the offer and sale of the Notes and the use of the proceeds in accordance with the terms of the Agreement, will not be, an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended, and the applicable rules and regulations thereunder.

12.	Assuming as to factual matters, without investigation, that the representations, warranties and covenants of the Company in Section 2 of the Note Purchase Agreement and of the Purchasers in Section 3 of the Note Purchase Agreement are true and correct, (a) the offer, issuance, sale and delivery by the Company of the Notes to the Purchasers in the manner contemplated by the Note Purchase Agreement, and (b) the issuance of the Conversion Shares upon the conversion of the Notes in the manner contemplated by the Indenture, do not require registration under the Securities Act of 1933, as amended (the “Securities Act”), and the applicable rules and regulations thereunder, and do not require qualification of the Indenture under the Trust Indenture Act of 1939, as amended; provided, however, that we express no opinion as to any subsequent offer or resale or other transfer of any Notes or any Conversion Shares into which the Notes are convertible.

13.	The Conversion Shares that the Purchasers are entitled to be issued upon conversion of the Notes have been duly authorized on behalf of the Company and reserved for issuance upon such conversion and, the Conversion Shares, if and when issued upon conversion of the Notes in accordance with the terms of the Indenture and the Notes will be validly issued, fully paid and nonassessable.

14.	The holders of outstanding shares of Common Stock are not entitled to any preemptive rights under the Organizational Documents or the DGCL to subscribe for the Notes or the Conversion Shares into which the Notes are convertible.

Annex E-3.

15.	The authorized capital stock of the Company, as of the open of business on the date hereof, consisted of (a) 500,000,000 shares of Common Stock, and (b) 10,000,000 shares of Preferred Stock.

16.	Neither the issuance of the Notes (and the Conversion Shares into which the Notes are convertible) nor the intended use of the proceeds thereof will violate Regulations T, U or X of the Board of Governors of the Federal Reserve System.

Annex E-4.

ANNEX F

Form of Lock-Up Agreement

January    , 2013

Jefferies & Company, Inc.

520 Madison Avenue

New York, New York 10022

RE: OPKO Health, Inc. (the “Company”)

Ladies & Gentlemen:

The undersigned is an owner of record or beneficially of certain shares of common stock, par value $0.01 per share, of the Company (“Shares”) or securities convertible into or exchangeable or exercisable for Shares. The Company proposes to carry out a private offering of $150,000,000 aggregate principal amount of Convertible Notes due 2033 (the “Offering”) for which Jefferies & Company, Inc. will act as placement agent (the “Placement Agent”). The undersigned recognizes that the Offering will be of benefit to the undersigned and will benefit the Company by, among other things, raising additional capital for its operations. The undersigned acknowledges that you are relying on the representations and agreements of the undersigned contained in this letter agreement in carrying out the Offering.

In consideration of the foregoing, the undersigned hereby agrees that the undersigned will not, and will cause any spouse or immediate family member of the spouse or the undersigned living in the undersigned’s household not to, without the prior written consent of the Placement Agent (which consent may be withheld in its sole discretion), directly or indirectly, sell, offer, contract or grant any option to sell (including without limitation any short sale), pledge, transfer, establish an open “put equivalent position” within the meaning of Rule 16a-1(h) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise dispose of any Shares, options or warrants to acquire Shares, or securities exchangeable or exercisable for or convertible into Shares currently or hereafter owned either of record or beneficially (as defined in Rule 13d-3 under the Exchange Act) by the undersigned (or such spouse or family member), or publicly announce an intention to do any of the foregoing, for a period commencing on the date hereof and continuing through the close of trading on the date 90 days after the date of the purchase agreements relating to the Offering to which the Company is a party (the “Lock-up Period”); provided, that the foregoing restrictions shall not apply to the transfer of any or all of the Shares owned by the undersigned, either during the undersigned’s lifetime or on death, by gift, will or intestate succession to the immediate family of the undersigned or to a trust the beneficiaries of which are exclusively the undersigned and/or a member or members of the undersigned’s immediate family; provided, however, that in any such case, it shall be a condition to such transfer that the transferee executes and delivers to the Placement Agent an agreement stating that the transferee is receiving and holding the Shares subject to the provisions of this letter agreement, and there shall be no further transfer of such Shares, except in accordance with this letter agreement. For the purposes of this paragraph, “immediate family” shall mean the

Annex F

spouse, domestic partner, lineal descendant (including adopted children), father, mother, brother or sister of the transferor. The restrictions set forth in this letter agreement shall not apply to the establishment of a trading plan that complies with Rule 10b5-1 under the Exchange Act; provided, however, that no sales shall be made pursuant to such trading plan during the Lock-up Period and there shall be no public disclosure or announcement made of such trading plan nor any filing made under the Exchange Act with respect thereto during the Lock-up Period.

The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of Shares or securities convertible into or exchangeable or exercisable for Shares held by the undersigned except in compliance with the foregoing restrictions.

This agreement is irrevocable and will be binding on the undersigned and the respective successors, heirs, personal representatives, and assigns of the undersigned. However, it is understood that, if (i) the Company notifies the Placement Agent in writing that it does not intend to proceed with the Offering, or (ii) if the purchase agreements relating to the Offering (other than the provisions thereof which survive termination) shall terminate or be terminated for any reason prior to payment for and delivery of the Notes to be sold thereunder, this letter agreement shall immediately be terminated and the undersigned shall automatically be released from all of the obligations under this letter agreement.

Printed Name of Holder

By:
Signature

Printed Name of Person Signing

(and indicate capacity of person signing if signing as custodian, trustee, or on behalf of an entity)

Annex F-2.